                                                                     PRELIMINARY



                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                         FORM 8-K/A, AMENDMENT NO. 2

                                CURRENT REPORT


PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (date of earliest event reported): May 7, 1996



                            USA WASTE SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                         Commission file number 1-12154


           DELAWARE                                       73-1309529
  (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                       Identification No.)


5400 LBJ FREEWAY, SUITE 300 - TOWER ONE
        DALLAS, TEXAS                                        75240
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:  (214) 383-7900

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a) Financial Statements of Businesses Acquired

    The following statements of Western Waste Industries ("Western") are incorporated by reference herein: (i) the audited consolidated balance sheets as of June 30, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended June 30, 1995, together with the notes thereto and the report of independent auditors dated August 25, 1995.

    (b) Supplemental Consolidated Financial Statements

    The supplemental consolidated financial statements and supplemental condensed consolidated financial statements of the Company listed below have been prepared to give retroactive effect to the merger with Western, which has been accounted for by the pooling of interests method as described in Notes 1 and 2 to the supplemental consolidated financial statements. The supplemental consolidated balance sheets are as of December 31, 1995 and 1994, and the related supplemental consolidated statements of operations, stockholders' equity, and cash flows are for each of the three years in the period ended December 31, 1995. The supplemental condensed consolidated balance sheets are as of March 31, 1996 and December 31, 1995, the related supplemental condensed consolidated statements of operations are for the three months ended March 31, 1996 and 1995, the related supplemental condensed consolidated statement of stockholders' equity is for the three months ended March 31, 1996, and the related supplemental condensed consolidated statements of cash flows are for the three months ended March 31, 1996 and 1995. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combinations are issued.

    (c) Exhibits

    23.1 Consent of Independent Accountants

    23.2 Consent of Independent Auditors

    23.3 Consent of Independent Auditors

                                    INDEX TO
                 SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS



                                                                                Page
                                                                                ----
(1) Supplemental Consolidated Financial Statements:

    Report of Independent Accountants   . . . . . . . . . . . . . . . . . . . .   4

    Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . .   5

    Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . .   6

    Supplemental Consolidated Balance Sheets as of
         December 31, 1995 and 1994 . . . . . . . . . . . . . . . . . . . . . .   7

    Supplemental Consolidated Statements of Operations for the
         Years Ended December 31, 1995, 1994, and 1993  . . . . . . . . . . . .   8

    Supplemental Consolidated Statements of Stockholders' Equity for the
         Years Ended December 31, 1995, 1994, and 1993  . . . . . . . . . . . .   9

    Supplemental Consolidated Statements of Cash Flows for the
         Years Ended December 31, 1995, 1994, and 1993  . . . . . . . . . . . .   11

    Notes to Supplemental Consolidated Financial Statements   . . . . . . . . .   13

(2) Supplemental Condensed Consolidated Financial Statements:

    Supplemental Condensed Consolidated Balance Sheets (unaudited)
         as of March 31, 1996 and December 31, 1995 . . . . . . . . . . . . . .   32

    Supplemental Condensed Consolidated Statements of Operations
         (unaudited) for the Three Months Ended March 31, 1996 and 1995 . . . .   33

    Supplemental Condensed Consolidated Statement of Stockholders' Equity
         (unaudited) for the Three Months Ended March 31, 1996  . . . . . . . .   34

    Supplemental Condensed Consolidated Statements of Cash Flows
         (unaudited) for the Three Months Ended March 31, 1996 and 1995 . . . .   35

    Notes to Supplemental Condensed Consolidated Financial
         Statements (unaudited) . . . . . . . . . . . . . . . . . . . . . . . .   36

                       REPORT OF INDEPENDENT ACCOUNTANTS



The Board of Directors and Shareholders of
USA Waste Services, Inc.:

We have audited the supplemental consolidated balance sheets of USA Waste Services, Inc. and subsidiaries (the "Company") as of December 31, 1995 and 1994, and the related supplemental consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits. We did not audit the financial statements of Western Waste Industries or Chambers Development Company, Inc., both wholly-owned subsidiaries, which statements reflect 73 percent of supplemental consolidated total assets as of December 31, 1994, and 75 percent and 85 percent in 1994 and 1993, respectively, of supplemental consolidated total revenues. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for Western Waste Industries and Chambers Development Company, Inc., is based solely on the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

The supplemental consolidated financial statements give retroactive effect to the merger of USA Waste Services, Inc. and Western Waste Industries on May 7, 1996, which has been accounted for as a pooling of interests as described in Notes 1 and 2 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combination are issued.

In our opinion, based on our audits and the reports of other auditors, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.



COOPERS & LYBRAND L.L.P.

Dallas, Texas
May 23, 1996, except for Note 16,
        as to which the date is June 22, 1996

                         REPORT OF INDEPENDENT AUDITORS





To the Board of Directors and Shareholders of Western Waste Industries:

We have audited the consolidated balance sheets of Western Waste Industries and subsidiaries ("Western") as of June 30, 1995 and 1994, and the related consolidated statements of income, shareholders' equity, and cash flows for the years then ended (not presented separately herein). These financial statements are the responsibility of Western's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Western at June 30, 1995 and 1994, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

As discussed in Note 8 to Western's consolidated financial statements, in 1994 Western changed its method of accounting for income taxes, and as discussed in
Note 1 of Western's consolidated financial statements, in 1995 Western changed its method of accounting for impairment of long-lived assets.




ERNST & YOUNG LLP

Long Beach, California
August 25, 1995, except for Note 8,
as to which the date is September 12, 1995

                         REPORT OF INDEPENDENT AUDITORS



To the Board of Directors and Stockholders of Chambers Development Company,
Inc:

We have audited the consolidated balance sheets of Chambers Development Company, Inc. ("Chambers") and subsidiaries as of December 31, 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1994 and 1993 (not presented separately herein). These consolidated financial statements are the responsibility of Chambers' management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Chambers and subsidiaries as of December 31, 1994, and the results of their operations and their cash flows for the years ended December 31, 1994 and 1993, in conformity with generally accepted accounting principles.

As discussed in Note B to Chambers' consolidated financial statements, Chambers changed its method of accounting for contributions effective January 1, 1994.




DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
March 30, 1995

                            USA WASTE SERVICES, INC.
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
               (In Thousands, Except Share and Par Value Amounts)

                                                                                    December 31,
                                                                           ---------------------------
                                                                              1995             1994
                                                                           ----------       ----------
ASSETS
Current assets:
   Cash and cash equivalents                                               $   18,223       $   36,645
   Accounts receivable, net of allowance for doubtful
     accounts of $6,430 and $5,490, respectively                               90,427           78,361
   Notes and other receivables                                                 13,802           19,245
   Deferred income taxes                                                       20,101            4,101
   Prepaid expenses and other                                                  26,110           28,226
                                                                           ----------       ----------
     Total current assets                                                     168,663          166,578

Notes and other receivables                                                    11,704            7,621
Property and equipment, net                                                   799,512          720,529
Excess of cost over net assets of acquired businesses, net                    108,664           86,877
Other intangible assets, net                                                   34,127           31,592
Other assets                                                                   67,694           62,311
                                                                           ----------       ----------
     Total assets                                                          $1,190,364       $1,075,508
                                                                           ==========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                        $   40,333       $   34,071
   Accrued liabilities                                                         48,618           59,053
   Accrued shareholder litigation settlement                                       --           10,000
   Deferred revenues                                                            6,030            4,664
   Current maturities of long-term debt                                        40,157           48,103
                                                                           ----------       ----------
     Total current liabilities                                                135,138          155,891


Long-term debt, less current maturities                                       410,683          442,801
Accrued shareholder litigation settlement                                          --           75,300
Closure, post-closure, and other liabilities                                   84,438           76,731
Deferred income taxes                                                           2,718            3,696
                                                                           ----------       ----------
     Total liabilities                                                        632,977          754,419
                                                                           ----------       ----------

Commitments and contingencies

Stockholders' equity:
   Preferred stock, $1.00 par value;
      10,000,000 shares authorized; none issued                                    --               --
   Common stock, $.01 par value;
      150,000,000 shares authorized;
      87,030,697 and 72,476,473 shares issued, respectively                       870              725
   Additional paid-in capital                                                 796,236          598,703

   Accumulated deficit                                                       (237,900)        (276,378)

   Less treasury stock at cost, 138,810 and 149,285 shares,
     respectively                                                              (1,819)          (1,961)
                                                                           ----------       ----------
      Total stockholders' equity                                              557,387          321,089
                                                                           ----------       ----------
      Total liabilities and stockholders' equity                           $1,190,364       $1,075,508
                                                                           ==========       ==========

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                            USA WASTE SERVICES, INC.
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In Thousands, Except Per Share Amounts)


                                                                     Years Ended December 31,
                                                                     -----------------------
                                                            1995               1994              1993
                                                          --------           --------          --------
Operating revenues                                        $731,000           $705,165          $639,239
                                                          --------           --------          --------

Costs and expenses:
   Operating                                               428,331            428,701           388,727
   General and administrative                              101,268            108,885           104,121
   Depreciation and amortization                            83,519             83,044            74,223
   Merger costs                                             25,073              3,782                --
   Unusual items                                             4,733              8,863             2,672
                                                          --------           --------          --------
                                                           642,924            633,275           569,743
                                                          --------           --------          --------

Income from operations                                      88,076             71,890            69,496
                                                          --------           --------          --------

Other income (expense):
   Shareholder litigation settlement
     and other litigation related costs                         --            (79,400)           (5,500)
   Interest expense:
     Nonrecurring interest                                 (10,994)            (1,254)               --
     Other                                                 (35,437)           (38,153)          (39,809)
   Interest income                                           4,222              4,183             4,338
   Other income, net                                         3,220              1,249             1,148
                                                          --------           --------          --------
                                                           (38,989)          (113,375)          (39,823)
                                                          --------           --------          --------

Income (loss) before income taxes                           49,087            (41,485)           29,673
Provision for income taxes                                   1,744             17,610            16,112
                                                          --------           --------          --------
Net income (loss)                                           47,343            (59,095)           13,561
Preferred dividends                                             --                565               582
                                                          --------           --------          --------
Income (loss) available to common shareholders            $ 47,343           $(59,660)         $ 12,979
                                                          ========           ========          ========

Earnings (loss) per common share                          $    .60           $  (0.82)         $   0.19
                                                          ========           ========          ========

Weighted average number of common and
     common equivalent shares outstanding                   78,912             72,968            68,457
                                                          ========           ========          ========


 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                            USA WASTE SERVICES, INC.
          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (In Thousands)

                                                                     Additional
                                               Preferred    Common     Paid-in    Accumulated   Treasury
                                                 Stock      Stock      Capital      Deficit      Stock
                                                 -----      -----      -------      -------      -----
Balance, January 1, 1993                          $   9      $ 658     $560,900    $(225,757)    $(1,526)

   Common stock options exercised                    --          4        4,246          --          --
   Common stock issued to qualified defined
     contribution plan                               --          1          565          --          --
   Common stock issued in acquisitions               --         13        4,786          --          --
   Common stock purchased for treasury               --         --           --          --      (1,332)
   Preferred stock subscriptions collected           --         --           50          --          --
   Common stock issued in private placement          --          6        4,742          --          --
   Series D Preferred Stock issued                    5         --        5,212          --          --
   Common stock warrants granted as
     compensation                                    --         --           69          --          --
   Common stock issued for preferred
     stock dividends                                 --         --          154        (582)         --
   Change in Envirofil fiscal year                   --         --           --       3,060          --
   Cancellation of common stock                      --         (1)        (969)         --          --
   Effect of elimination of purchase
      of hauling company                             --         --         (722)     (7,000)         --
   Net income                                        --         --           --      13,561          --
                                                  -----      -----     --------   ---------     -------

Balance, December 31, 1993                           14        681      579,033    (216,718)     (2,858)

   Common stock options exercised                   --           3        3,486          --          --
   Common stock warrants exercised                  --           3          148          --          --
   Common stock issued to qualified defined
      contribution plan                             --           2          659          --          --
   Common stock issued in acquisitions              --          16       14,506          --          --
   Common stock issued from treasury upon
       exercise of stock options                    --          --         (597)         --         897
   Common stock issued for preferred
       stock dividends                              --           1        1,390        (565)         --
   Conversion of preferred stock into
       common stock                                 (14)        19           (5)         --          --
   Common stock issued to directors
       as compensation                               --         --           83          --          --
   Net loss                                          --         --           --     (59,095)         --
                                                  -----      -----     --------   ---------     -------

                                                                       Continued

                            USA WASTE SERVICES, INC.
    SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY, continued
                                 (In Thousands)

                                                                     Additional
                                               Preferred    Common     Paid-in    Accumulated   Treasury
                                                 Stock      Stock      Capital      Deficit      Stock
                                                 -----      -----      -------      -------      -----
Balance, December 31, 1994                    $     --       $ 725    $598,703    $(276,378)     $(1,961)

   Common stock options exercised                   --           3       2,822           --           --
   Common stock warrants exercised                  --           9       3,692           --           --
   Common stock issued in acquisitions              --          43      37,916           --           --
   Common stock issued from treasury
     upon exercise of stock options                 --          --         (89)          --          142
   Common stock issued for conversion of
      subordinated debentures                       --          37      46,704           --           --
   Common stock issued in public offering           --          63     117,785           --           --
   Common stock issued to directors as
      compensation                                  --          --          25           --           --
   Elimination of investment in Western
     common stock                                   --         (10)    (11,322)          (1)          --
   Change in Western fiscal year                    --          --          --       (8,864)          --
   Net income                                       --          --          --       47,343           --
                                              --------       -----    --------    ---------      -------

Balance, December 31, 1995                    $     --       $ 870    $796,236    $(237,900)     $(1,819)
                                              ========       =====    ========    =========      =======


 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                            USA WASTE SERVICES, INC.
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)

                                                                          Years Ended December 31,
                                                                         --------------------------
                                                                    1995           1994           1993
                                                                  --------       --------       --------
Cash flows from operating activities:
   Net income (loss)                                              $ 47,343       $(59,095)       $13,561

   Adjustments to reconcile to net cash
     provided by operating activities:
       Depreciation and amortization                                83,519         83,044         74,223
       Deferred income taxes                                       (16,978)         1,967          1,327
       Net gains on disposal of assets                                (566)          (710)           608
       Interest earned on escrowed funds                                --           (415)          (878)
       Loss on municipal contract                                     (950)          (950)            --
       Adjustment for change in Envirofil fiscal year                   --             --           (930)
       Adjustment for change in Western fiscal year                   (667)            --             --
       Change in assets and liabilities,
         net of effects of acquisitions and divestitures:
           (Increase) decrease in accounts receivable and
              other receivables                                      5,291        (11,853)        (9,765)
           (Increase) decrease in prepaid expenses and other        (2,399)          (557)         1,191
           (Increase) decrease in other assets                      (8,093)        (3,434)         1,941
           Increase (decrease) in refundable taxes                     --            (659)        16,049
           (Increase) decrease in accounts payable and
              accrued liabilities                                  (14,239)         4,545        (14,722)
           Increase (decrease) in accrued shareholder
             litigation settlement                                 (85,300)        85,300             --
           Increase (decrease) in deferred revenues and
             other liabilities                                       3,000          5,075         (2,002)
           Other                                                        --          1,099            580
                                                                  --------       --------       --------
Net cash provided by continuing operations                           9,961        103,357         81,183
Net cash used in operating activities of
  discontinued operations                                               --             --         (2,148)
                                                                  --------       --------       --------
Net cash provided by operating activities                            9,961        103,357         79,035
                                                                  --------       --------       --------

Cash flows from investing activities:
   Acquisitions of businesses, net of cash acquired                 (8,283)       (23,944)       (44,522)

   Capital expenditures                                           (125,535)      (117,064)      (105,702)

   Loans and advances to others                                    (19,660)        (7,504)        (4,932)
   Collection of loans and advances to others                        4,880          1,785          1,607
   Proceeds from sale of assets                                      7,952         17,857         38,227
   Decrease (increase) in restricted funds                          11,753         14,657          (404)

   Proceeds from sale of investments                                 1,200          1,200             --
   Other                                                                --           (199)         (603)

   Net investing activities of discontinued operations                  --            --           4,500
                                                                  --------       --------       --------
Net cash used in investing activities                             (127,693)      (113,212)      (111,829)
                                                                  --------       --------       --------



                                                                       Continued

                            USA WASTE SERVICES, INC.
         SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS, continued
                                 (In Thousands)


                                                                       Years Ended December 31,
                                                                      --------------------------
                                                                    1995           1994           1993
                                                                  --------       --------       --------
Cash flows from financing activities:
   Proceeds from issuance of long-term debt                       $412,426       $ 62,935       $ 70,950
   Principal payments on long-term debt                           (423,618)       (78,182)       (76,146)
   Net proceeds from issuance of preferred stock                        --             --          9,537
   Net proceeds from issuance of common stock                      119,572          2,617         16,400
   Proceeds from exercise of common stock warrants                   3,701            151             --
   Proceeds from exercise of common stock options                    1,964            492             30
   Purchases of treasury stock                                          --             --         (1,332)
   Funds provided by replacement letters of credit                      --             --         10,243
   Elimination of investment in Western                            (12,569)            --             --
   Other                                                            (2,166)          (627)          (697)
                                                                  --------       --------       --------
Net cash provided by (used in) financing activities                 99,310        (12,614)        28,985
                                                                  --------       --------       --------
Decrease in cash and cash equivalents                              (18,422)       (22,469)        (3,809)
Cash and cash equivalents at beginning of year                      36,645         59,114         62,923
                                                                  --------       --------       --------
Cash and cash equivalents at end of year                          $ 18,223       $ 36,645       $ 59,114
                                                                  ========       ========       ========


Supplemental cash flow information:
   Cash paid during the year for:
     Interest                                                     $ 45,737       $ 39,067       $ 40,501
     Income taxes                                                   28,202         17,074         12,155


Supplemental disclosure of non-cash investing
  and financing activities:
     Acquisition of property and equipment
        through capital leases                                    $     --       $    408       $     62
     Conversion of subordinated debentures to common stock          49,000             --             --
     Issuance of common stock for preferred stock dividends             --          1,390            154
     Receivables from sale of businesses                                --             --          4,056
     Acquisitions of businesses:
        Liabilities incurred or assumed                             13,523         10,085         20,534
        Common stock issued                                         29,147         14,522          4,800


 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                            USA WASTE SERVICES, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business -- USA Waste Services, Inc. and subsidiaries (the "Company") is engaged in the non-hazardous solid waste management business and provides solid waste management services, consisting of collection, transfer, disposal, recycling, and other miscellaneous services to municipal, commercial, industrial, and residential customers. The Company conducts operations through subsidiaries in multiple locations nationwide.

Basis of presentation -- The supplemental consolidated financial statements of the Company have been prepared to give retroactive effect to the merger with Western Waste Industries ("Western") on May 7, 1996. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combination are issued.

Principles of consolidation -- The accompanying supplemental consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries after elimination of all material intercompany balances and transactions. Investments in affiliated companies in which the Company owns 50% or less are accounted for under the equity method or cost method of accounting, as appropriate.

Use of estimates -- The preparation of the supplemental consolidated financial statements in accordance with generally accepted accounting principles requires the use of management's estimates and assumptions in determining the carrying values of certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the supplemental consolidated financial statements and the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from those estimated.

Cash and cash equivalents -- Cash and cash equivalents consist primarily of cash on deposit, certificates of deposit, money market accounts, and investment grade commercial paper purchased with original maturities of three months or less.

Restricted funds held by trustees -- Restricted funds held by trustees of $21,291,000 and $38,954,000 at December 31, 1995 and 1994, respectively, are included in other assets and consist principally of funds deposited in connection with landfill closure and post-closure obligations, insurance escrow deposits, and amounts held for landfill construction arising from industrial revenue financings. Amounts are principally invested in fixed income securities of federal, state, and local governmental entities and financial institutions. The Company considers its landfill closure, post- closure, and construction escrow investments to be held to maturity. The aggregate fair value of these investments approximates their amortized costs. Substantially all of these investments mature within one year. The Company's insurance escrow funds are invested in pooled investment accounts that hold debt and equity securities and are considered to be available for sale. The market value of those pooled accounts approximates their aggregate cost at December 31, 1995.

Concentrations of credit risk -- Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash investments and accounts receivable. The Company places its cash investments with high quality financial institutions and limits the amount of credit exposure to any one institution. Concentrations of credit risk with respect to accounts receivable are limited because a large number of geographically diverse customers make up the Company's customer base, thus spreading the trade credit risk. No single group or customer represents greater than 10% of total accounts receivable. The Company controls credit risk through credit approvals, credit limits, and monitoring procedures. The Company performs in-depth credit evaluations for commercial and industrial customers and performs ongoing credit evaluations of its customers' financial condition but generally does not require collateral to support accounts receivable. The Company maintains an allowance for doubtful accounts for potential credit losses.

Interest rate swap agreements -- The Company uses interest rate swap agreements to minimize the impact of interest rate fluctuations on floating interest rate long-term borrowings. The differential paid or received on interest rate swap agreements is recognized as an adjustment to interest expense.

Property and equipment -- Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized, while minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in current operations. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method. The estimated useful lives are seven to thirty years for buildings and improvements, three to twelve years for vehicles and machinery and equipment, three to twelve years for containers, and three to ten years for furniture and fixtures.

Disposal sites are stated at cost and amortized as airspace is consumed. Disposal site costs include expenditures for acquisitions of land and related airspace, engineering and permitting costs, and direct site improvement costs, which management believes are recoverable. Interest cost is capitalized on landfill construction projects and amortized as airspace is consumed. During the years ended December 31, 1995, 1994, and 1993, interest costs were $53,489,000 $44,204,000, and $44,212,000, respectively, of which $7,058,000,
$4,797,000, and $4,403,000 were capitalized, respectively, with respect to landfills and facilities under construction.

Depreciation and amortization of property and equipment was $72,257,000, $69,369,000, and $61,374,000 for the years ended December 31, 1995, 1994, and
1993, respectively.

Excess of cost over net assets of acquired businesses -- The excess of cost over net assets of acquired businesses is being amortized on a straight-line basis commencing on the dates of the respective acquisitions. Effective January 1, 1995, the Company changed the estimated useful life of excess of cost over net assets of acquired businesses from 25 to 40 years to more appropriately reflect the estimated period during which the benefit of the assets will be realized. This change in accounting estimate had the effect of reducing amortization expense and increasing net income by $1,488,000 and increasing earnings per share by $0.02 in 1995. Accumulated amortization was $13,470,000 and $10,479,000 at December 31, 1995 and 1994, respectively. The Company assesses whether the excess of cost over net assets acquired is impaired based on the ability of the operation to which it relates to generate undiscounted cash flows in amounts adequate to cover the future amortization of such assets. If an impairment is determined, the amount of such impairment is calculated based on the estimated fair value of the related asset.

Accounting for acquisitions -- The Company assesses each acquisition to determine whether the pooling of interests or the purchase method of accounting is appropriate. For those acquisitions accounted for under the pooling of interests method, the financial statements of the acquired company are combined with those of the Company at their historical amounts, and, if material, all periods presented are restated as if the combination occurred on the first day of the earliest year presented. For those acquisitions accounted for using the purchase method of accounting, the Company allocates the cost of the acquired business to the assets acquired and the liabilities assumed based on the estimates of fair values thereof. These estimates are revised during the allocation period as necessary when information regarding contingencies becomes available to define and quantify assets acquired and liabilities assumed. The allocation period varies for each acquisition, but generally does not exceed one year. To the extent contingencies such as preacquisition environmental matters, litigation and related legal fees, and preacquisition tax matters are resolved or settled during the allocation period, such items are included in the revised allocation of the purchase price. After the allocation period, the effect of changes in such contingencies is included in results of operations in the periods in which the adjustments are determined.

Other intangible assets -- Other intangible assets consist primarily of customer lists, covenants not to compete, and licenses and permits. Other intangible assets are recorded at cost and amortized on a straight-line basis over three to forty years. Accumulated amortization was $43,238,000 and $38,144,000 at December 31, 1995 and 1994, respectively.

Closure, post-closure, and other liabilities -- The Company has material financial commitments for the costs associated with its future obligations for closure and post-closure costs of landfills it operates or for which it is otherwise responsible. While the precise amount of these future costs cannot be determined with certainty, the Company has estimated that the aggregate final closure and post-closure costs for all sites owned or operated as of December 31, 1995 will be approximately $115,945,000. As of December 31, 1995 and 1994, the Company has accrued $55,732,000, and $48,170,000, respectively, for final closure and post-closure costs of disposal facilities. The difference between the closure and post-closure costs accrued as of December 31, 1995 and the total estimated final closure and post-closure costs to be incurred will be accrued and charged to expense as airspace is consumed such that the total estimated final closure and post-closure costs will be fully accrued for each landfill at the time the site stops accepting waste and is closed. The Company also expects to incur an estimated $242,926,000 related to capping activities expected to occur during the operating lives of these disposal sites. These costs are also being accrued over the useful lives of the disposal sites as airspace is consumed.

The Company bases its estimates for these accruals on management's reviews, performed not less than annually, including input from its engineers and interpretations of current requirements and proposed regulatory changes. The closure and post-closure requirements are established under the standards of the U.S. Environmental Protection Agency's Subtitle D regulations as implemented and applied on a state-by-state basis. Final closure and post-closure accruals consider estimates for the final cap and cover for the site, methane gas control, leachate management and groundwater monitoring, and other operational and maintenance costs to be incurred after the site stops accepting waste, which is generally expected to be for a period of up to thirty years after final site closure. For disposal sites that were previously operated by others, the Company assessed and recorded a closure and post-closure liability at the time the Company assumed closure responsibility based upon the estimated total closure and post-closure costs and the percentage of airspace utilized as of such date. Thereafter, the difference between the closure and post-closure costs accrued and the total estimated closure and post-closure costs to be incurred is accrued and charged to expense as airspace is consumed.

Income taxes -- Deferred income taxes are determined based on the difference between the financial accounting and tax bases of assets and liabilities. Deferred income tax expense represents the change during the period in the deferred income tax assets and deferred income tax liabilities. Deferred tax assets include tax loss and credit carryforwards and are reduced by a valuation allowance if, based on available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Revenue recognition -- The Company recognizes revenues as services are provided. Amounts billed and collected prior to services being performed are included in deferred revenues.

Earnings per share -- Earnings per share computations are based on the weighted average number of shares of common stock outstanding and the dilutive effect of stock options and warrants using the treasury stock method. The dilutive effect between primary and fully-dilutive earnings per share is less than 3% or is anti-dilutive for all periods presented and is therefore not disclosed in the accompanying supplemental consolidated statements of operations.

Cash Flows Information -- The supplemental consolidated statements of cash flows provides information about changes in cash and excludes the effects on non-cash transactions, principally related to business combinations.

Reclassifications -- Certain 1994 amounts have been reclassified to conform to the 1995 presentation.

New accounting pronouncements -- In the second quarter of 1995, the Company adopted Financial Accounting Standards Board Statement No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ("SFAS No. 121"). SFAS No. 121 required the Company to review long-lived assets and certain identifiable intangibles to be held and used for impairment whenever certain events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under SFAS No. 121, if the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized. An impairment loss is measured as the amount by which the carrying amount exceeds the fair value of the assets (assets to be held and used) or fair value less cost to sell (assets to be disposed of).

During 1995, the Company experienced significant competition in the greenwaste market resulting in a decrease in price and volume and negative cash flows from these operations. The Company believes that this environment will continue in the foreseeable future. Accordingly, the Company evaluated the ongoing value of the fixed assets, covenants, and goodwill associated with its greenwaste operations. Based on this evaluation, and in accordance with the adoption of SFAS No. 121, the Company determined that assets with a carrying value of approximately $4,473,000 were impaired and wrote such assets down by approximately $1,242,000 to their fair value. The Company obtained independent appraisals of its fixed assets in order to determine fair value. The impairment loss is included in operating expenses in the 1995 supplemental consolidated statement of operations.

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123,

Accounting for Stock-Based Compensation ("SFAS No. 123"). SFAS No. 123 prescribes a fair value based method of determining compensation expense related to stock-based awards granted to employees. The recognition provisions of SFAS No. 123 are optional; however, entities electing not to adopt SFAS No. 123 are required, beginning in 1996, to make disclosures of pro forma net income and earnings per share as if the recognition provisions of SFAS No. 123 had been applied. The Company does not plan to adopt the recognition provisions of SFAS No. 123.

2.  BUSINESS COMBINATIONS

On May 7, 1996, the Company consummated an Agreement and Plan of Merger (the "Merger Agreement") to acquire Western through a merger transaction (the "Western Merger") accounted for as a pooling of interests and, accordingly, the accompanying financial information has been restated to include the accounts and operations of Western for all periods presented. Under the terms of the Merger Agreement, the Company issued 1.50 shares of its common stock for each share of Western outstanding common stock. Prior to the Western Merger, the Company owned approximately 4.1% of Western's outstanding shares (634,900 common shares), which were canceled on the Western Merger's effective date.
The Western Merger increased the Company's outstanding shares of common stock by approximately 23,100,000 shares and the Company assumed options under Western's stock option plans equivalent to approximately 5,200,000 underlying Company shares of common stock.

In connection with the acquisition, Western changed its fiscal year end from June 30 to December 31 to conform with the Company's year end. Western's operating results for the six months ended June 30, 1995, were included in the supplemental consolidated statements of operations for both of the years ended December 31, 1995 and 1994. The following is a consolidated summary of operations for Western for the six months ended June 30, 1995 (in thousands):

         Operating revenues                    $136,123
         Net income                               8,864

The supplemental consolidated financial statements for 1994 and 1993 have not been restated for the change in Western's fiscal year. The supplemental consolidated financial statements for 1994 and 1993 include Western for the years ended June 30, 1995 and 1994, respectively.

In the second quarter of 1996, the Company expects to incur up to $35,000,000 in merger related costs associated with the Western Merger. In addition, the Company will incur approximately $4,800,000 in benefits related to Western's pre- merger retirement program during 1996.

On May 15, 1996, the Company consummated a merger agreement with Grand Central, accounted for as a pooling of interests, pursuant to which the Company issued 2,067,605 shares of its common stock in exchange for all outstanding shares of Grand Central. The Company has restated its previously issued financial statements for the three months ended March 31, 1996 to include the accounts and operations of Grand Central. Periods prior to 1996 were not restated as combined results are not materially different from results as presented.

The supplemental consolidated balance sheet at December 31, 1995 reflects the combining of USA Waste and Western as of that date. The supplemental consolidated balance sheet at December 31, 1994 reflects the combining of the USA Waste balance sheet as of that date and Western balance sheet as of June 30, 1995. Combined and separate results of operations of the Company prior to consummation of the merger ("USA Waste"), Western, and Grand Central for the restated periods are as follows (in thousands):

                                                                             Grand
                                               USA Waste      Western       Central    Adjustments    Combined
                                               ---------      --------      -------    ------------   --------
Three months ended March 31, 1996 (unaudited):
   Operating revenues                          $124,629       $ 68,441       $8,455        $  --      $201,525
   Net income                                    20,516          4,703        1,538           15(a)     26,772
Year ended December 31, 1995:
   Operating revenues                          $457,099       $273,901           --        $  --      $731,000
   Net income                                    30,263         17,021           --           59(a)     47,343
Year ended December 31, 1994
   (Western as of June 30, 1995):
   Operating revenues                          $434,224       $270,941           --        $  --      $705,165
   Net income (loss)                            (76,278)        17,089           --           94(a)    (59,095)
Year ended December 31, 1993
   (Western as of June 30, 1994):
   Operating revenues                          $382,234       $257,005           --        $  --      $639,239
   Net income                                       988         12,527           --           46(a)     13,561

         (a) In February 1992, USA Waste acquired a 55% interest in a hauling company from a third party in which Western owned the remaining 45%. In March 1993, USA Waste acquired the remaining 45% interest in the hauling company from Western. The combined financial information reflects the combined company's 100% ownership of the acquired hauling company as of February 1992. Western's earnings in minority interest from February 1992 through March 1993 and the gain on sale to USA Waste of $2,829,000 have been eliminated. The excess of cost over net assets of acquired businesses, net of accumulated amortization, recorded by USA Waste in February 1992, has also been eliminated.

On June 30, 1995, the Company consummated the acquisition of Chambers Development Company, Inc. ("Chambers"), pursuant to which the Company acquired a 100% ownership interest in Chambers. Under the terms of the merger agreement, approximately 27,800,000 shares of the Company's common stock were issued in exchange for all outstanding shares of Chambers Common Stock and Class A Common Stock. The acquisition was accounted for as a pooling of interests and, accordingly, the accompanying supplemental consolidated financial statements include the accounts and operations of Chambers for all periods presented. Related to this acquisition, the Company incurred $25,073,000 in merger costs in the second quarter of 1995.

The results of operations for Chambers prior to consummation of the merger for the restated periods are as follows (in thousands):

                                Three Months Ended
                                  March 31, 1995        Years Ended December 31,
                                  --------------        ------------------------
                                    (unaudited)          1994              1993
                                                         ----              ----
         Operating revenues          $54,734           $257,989          $288,481
         Net income (loss)            (5,269)           (90,244)            8,303

On August 11, 1995 and November 13, 1995, the Company consummated mergers accounted for as poolings of interests, pursuant to which the Company issued 800,000 and 1,787,502 shares of its common stock, respectively, in exchange for all outstanding shares of the acquired companies. Periods prior to consummation of these acquisitions were not restated to include the accounts and operations of the acquired companies as combined results are not materially different from the results as presented.

On May 27, 1994, the Company consummated a merger agreement with Envirofil, Inc. ("Envirofil"), pursuant to which the Company acquired Envirofil. Under the terms of the agreement, approximately 9,700,000 shares of the Company's common stock were issued in exchange for all outstanding shares of Envirofil common stock. The acquisition was accounted for as a pooling of interests and, accordingly, the accompanying supplemental consolidated financial statements include the accounts and operations of Envirofil for all periods presented. Costs related to the acquisition of $3,782,000 were charged to expense in the quarter in which the acquisition was consummated.

On May 1, 1993, the Company acquired all of the outstanding common stock of Custom Disposal Services, Inc., ("Custom") in exchange for 262,231 shares of its common stock. At the time of its acquisition, Custom was controlled by affiliates of the Company. The acquisition was accounted for in a manner similar to a pooling of interests; however, periods prior to consummation were not restated to include the accounts and operations of Custom as the combined results are not materially different form the results as presented. On September 30, 1994, the Company sold substantially all of Custom's assets.

During 1995 and 1994, the Company consummated several acquisitions that were accounted for under the purchase method of accounting. Results of operations of companies that were acquired and subject to purchase accounting are included from the dates of the acquisitions. The total costs of acquisitions accounted for under the purchase method were $52,334,000 and $49,033,000 in 1995 and 1994, respectively. The excess of the aggregate purchase price over the fair value of net assets acquired in 1995 and 1994 was approximately $22,873,000 and $23,957,000, respectively.

The following summarized pro forma results of operations assumes 1995 and 1994 acquisitions accounted for as purchases occurred at the beginning of 1994 (in thousands, except per share amounts):

                                                     Years Ended December 31,
                                                     ------------------------
                                                       1995             1994
                                                     --------         --------
          Operating revenues                         $749,368         $743,650
          Net income (loss)                             48,904         (56,847)
          Earnings (loss) per common share               0.61            (0.76)

3. DIVESTITURES

In late 1992, Chambers initiated a program to divest certain businesses that did not meet strategic and performance objectives. Under this program, Chambers completed a series of asset sales to various parties in 1993 and 1994. During 1993, Chambers sold a transfer station, five collection and hauling businesses, and a parcel of land for $20,669,000 in cash and received another $996,000 in cash with respect to a development project in California. These sales resulted in a net gain of $7,101,000. Additionally, on December 31, 1993, Chambers sold its two transfer stations in Morris County, New Jersey, to the Morris County Municipal Utilities Authority ("MCMUA") for $9,500,000 in cash, which resulted in a deferred gain of $3,950,000. Simultaneous with entering into the agreement for the sale of these transfer stations, Chambers and the MCMUA amended their operating and disposal service agreement, pursuant to which Chambers operates the transfer stations and provides waste disposal services, reducing the rates charged for such services in 1994 and 1995. As a result of the interrelationship of the sale of the transfer stations and the operating and disposal service agreement, the gain on sale was deferred and recognized in 1994 as services were provided. As part of the agreement of sale, the Company will continue to operate the transfer stations and provide waste disposal services until Morris County's long-term solid waste system is in operation or until December 31, 1996, if later. During 1994, Chambers sold a recycling operation, a building, and a parcel of land for $2,089,000 in cash. The losses incurred as a result of these sales were charged to a previously established allowance for divestiture losses.

The following are summarized operating results of the businesses that were sold during 1994 and 1993, included in income from operations on the supplemental consolidated statements of operations. These results exclude the two transfer stations in Morris County, New Jersey, that the Company will continue to operate and the net gain from divestitures of $7,101,000 included in unusual items for the year ended December 31, 1993 (in thousands):

                                         Years Ended December 31,
                                         ------------------------
                                            1994         1993
                                           ------       ------
          Operating revenues               $9,264       $17,829
          Income from operations              398           444

Chambers recorded a loss reserve in 1992 for estimated losses on the disposition of certain of its businesses. The loss reserve reflected the expected loss from the disposition of net assets, anticipated operating losses from the measurement date through the expected dates of disposal, and estimated disposal costs. Approximately $2,299,000 in operating losses incurred by these businesses during 1994 and 1993 and $1,484,000 of losses on divestitures incurred in 1994 and 1993 have been charged against the loss reserve. Approximately $3,689,000 was charged to the loss reserve in 1994 and 1993 as a result of writing down assets to their net realizable values. Loss reserves of $7,689,000, consisting principally of provisions previously recorded for expected losses on the disposition of the businesses subsequently retained, have been reversed and are included in unusual items in 1994 and 1993 (see Note
11).

4. PROPERTY AND EQUIPMENT

Property and equipment consists of the following (in thousands):

                                                                               December 31,
                                                                     ------------------------------
                                                                        1995                1994
                                                                     ----------          ----------
       Disposal sites, including costs incurred for expansion
         projects in process of $57,940 and $48,346, respectively    $  569,101          $  498,327
       Vehicles                                                         180,571             145,915
       Machinery and equipment                                           94,201              91,549
       Containers                                                       110,950              97,508
       Buildings and improvements                                        85,654              73,598
       Furniture and fixtures                                            22,222              19,960
       Land                                                              81,356              80,505
                                                                     ----------          ----------
                                                                      1,144,055           1,007,362
       Less accumulated depreciation and amortization                   344,543             286,833
                                                                     ----------          ----------
                                                                     $  799,512          $  720,529
                                                                     ==========          ==========

5. LONG-TERM DEBT

Long-term debt consists of the following (in thousands):

                                                                               December 31,
                                                                      ------------------------------
                                                                        1995                  1994
                                                                      --------              --------
       Credit facility:
         Revolving credit facility                                    $ 51,613              $ 98,000
         Term loan facility                                            215,835                    --
       Western credit facility                                          41,000                44,000

       Senior Notes, interest at 11.45%                                     --               133,501
       Senior Notes, interest at 11.95%                                     --                17,929
       8  1/2 % Convertible Subordinated Debentures                         --                49,000
       Industrial revenue bonds, variable interest rates
         (4.40% to 6.29% at December 31, 1995), principal
         payable in annual installments, maturing in
         1996-2007, enhanced by letters of credit                      115,421               122,133
       Other                                                            26,971                26,341
                                                                      --------              --------
                                                                       450,840               490,904
       Less current maturities                                          40,157                48,103
                                                                      --------              --------
                                                                      $410,683              $442,801
                                                                      ========              ========

The aggregate estimated payments, including scheduled minimum maturities, of long-term obligations outstanding at December 31, 1995 for the five years ending December 31, 1996 through 2000 are: 1996--$40,157,000;
1997--$87,681,000; 1998--$53,306,000; 1999--$61,168,000; and
2000--$124,662,000.

On May 7, 1996, in connection with the acquisition of Western, the Company replaced its existing credit facility with a $750,000,000 senior revolving credit facility ("Credit Facility") and retired amounts outstanding under Western's credit facility. The Credit Facility was used to refinance existing bank loans and letters of credit and will be used to fund additional acquisitions and for working capital. The Credit Facility is available for standby letters of credit of up to $300,000,000. Loans under the Credit Facility bear interest at a rate based on the Eurodollar rate plus a spread not to exceed 0.75% per annum (spread initially set at 0.405% per annum). The Credit Facility requires a facility fee not to exceed 0.375% per annum on the entire available Credit Facility (facility fee initially set at 0.22% per annum). The Company's liquidity will be enhanced by the Credit Facility as the financial covenants are less restrictive and principal reductions are not required for a three-year period.

On October 6, 1995, the Company completed a public offering of 6,345,625 shares of its common stock, priced at $19.625 per share. The net proceeds of approximately $118,000,000 were primarily used for the repayment of debt. Approximately 75% of the proceeds were applied to the credit facility and the remainder was redrawn as the Company's needs dictated for use in the expansion of its business, including acquisitions.

In September 1992, the Company, in an underwritten public offering, issued $49,000,000 of 8 1/2% Convertible Subordinated Debentures ("debentures") due October 15, 2002, with interest payable semi-annually. The debentures were convertible into the Company's common stock at any time on or before maturity, unless previously redeemed, at $13.25 per share, subject to adjustment in certain events. The Company had an option to redeem the debentures, in whole or in part, at any time on or after October 15, 1995, at an original redemption price of 105.67% of the principal amount, declining to par over the term of the debentures. Between November 3, 1995 and December 1, 1995, the Company converted the remaining balance of the debentures of approximately $42,300,000 into approximately 3,193,000 shares of the Company's common stock. The unamortized premium of $1,983,000 as of December 1, 1995, was recorded as a reduction to additional paid-in capital. Earlier in 1995, approximately $6,700,000 of debentures had been converted into approximately 505,000 shares of the Company's common stock.

If the aforementioned public offering and subordinated debenture conversion transactions had occurred on January 1, 1995, earnings per share would have increased by $0.03 for the year ended December 31, 1995 due to a reduction in interest expense resulting from the retirement of long-term debt. Weighted average shares would have been 86,908,000.

The credit facility existing at December 31, 1995, which was entered into on June 30, 1995, in connection with the acquisition of Chambers, consists of a $550,000,000 financing agreement consisting of a $300,000,000 five-year revolving credit and letter of credit facility and a $250,000,000 term loan facility. On June 30, 1996, the Company borrowed $370,000,000, of which $267,448,000 was outstanding at December 31, 1995, the proceeds of which were used to refinance outstanding indebtedness under the Company's revolving credit facility, retire the 11.45% and 11.95% Senior Notes of Chambers, and finance the Chambers' shareholder litigation settlements discussed in Note 12 and certain other costs related to the merger with Chambers. Borrowings under the credit facility were collateralized by all the capital stock and intercompany receivables of the Company and its subsidiaries. Revolving credit loans under the credit facility were limited to $180,000,000 less the amount of any future industrial revenue bonds enhanced by letters of credit under the credit facility. Loans bore interest at a rate based on the Eurodollar rate or the prime rate, plus a spread not to exceed 1.75% per annum (7.31% at December 31,
1995). The credit facility could also be used for letters of credit purposes with variable fees from 0.5% to 1.75% per annum (1.50% at December 31, 1995) charged on amounts issued. A commitment fee of up to 0.5% per annum was required on the unused portion of the credit facility.

In August 1995, the Company entered into a three year interest rate swap agreement whereby the Company fixed a maximum interest rate on $125,000,000 of its credit facility. The interest rate was a fixed annual rate of approximately 5.9% plus the applicable spread over the Eurodollar rate (not to exceed 1.75% per annum) as determined under the credit facility (7.40% at December 31, 1995).

Western's credit facility consisted of a revolving line of credit and permitted borrowings up to $100,000,000. At Western's option, borrowings under the credit facility bore interest at the bank's prime rate and/or at the London Interbank Offered Rate (LIBOR) plus 0.75% to 2.0% per annum, depending upon certain financial ratios of Western (6.69% at December 31, 1995). A commitment fee of 0.375% per annum was required on the unused portion of the credit facility. Western's credit facility was paid off on May 7, 1996. Under the terms of the credit facility, Western was subject to various debt covenants including maintenance of certain financial ratios, and in addition, was limited in the amount of cash dividends it could pay.

The Company and Western have completed several tax exempt industrial revenue bond issues totaling $115,421,000 with terms ranging up to fifteen years. The bonds are subject to annual sinking fund redemptions and proceeds of the issues are restricted fund certain assets of the projects. The bonds are supported by irrevocable letters of credit and bear interest at floating rates (4.40% to 6.29% at December 31, 1995) with rates reset weekly by a remarketing agent. An interest rate swap agreement with approximately four years remaining at December 31, 1995 has fixed the rate at 6.29% on

$24,000,000 of these bonds.

Chambers accrued nonrecurring interest expense of $10,994,000 and $1,254,000 in 1995 and 1994, respectively, as a result of amendments to its credit facility and Senior Notes in November 1994. Chambers proratably accrued the extension fees, the expected refinancing premium, and other charges expected to be incurred upon consummation of its merger with USA Waste.

Letters of credit have been provided to the Company supporting industrial revenue bonds, performance of landfill closure and post-closure requirements, insurance contracts, and other contracts. Letters of credit outstanding at December 31, 1995 aggregated $156,622,000.

6. PREFERRED STOCK

The Board of Directors is authorized to issue preferred stock in series, and with respect to each series, to fix its designation, relative rights (including voting, dividend, conversion, sinking fund, and redemption rights), preferences (including dividends and liquidation), and limitations. The Company currently has no issued or outstanding preferred stock.

7. COMMON STOCK OPTIONS AND WARRANTS

In accordance with the Company's 1990 Stock Option Plan (the "1990 Plan"), options to purchase 900,000 shares of the Company's common stock may be granted to officers, directors, and key employees. In accordance with the Company's 1993 Stock Option Incentive Plan, as amended (the "1993 Plan"), options to purchase 6,500,000 shares of the Company's common stock may be granted to officers, directors, and key employees. Options are granted under the 1990 and 1993 Plans at an exercise price which equals or exceeds the fair market value of the common stock on the date of grant, with various vesting periods, and expire up to ten years from the date of grant. No options are available for future grant under the 1990 Plan.

In March 1993, Envirofil adopted the Envirofil Employees' 1993 Stock Option Plan (the "1993 Envirofil Plan"). Under the 1993 Envirofil Plan, options could be granted to purchase 600,000 shares of the Company's common stock. The 1993 Envirofil Plan terminates in January 2003. Options were granted under the 1993 Envirofil Plan at an exercise price which equaled or exceeded the fair market value of the common stock at the date of grant, with various vesting periods and expiration dates up to ten years from date of grant. On May 27, 1994, Envirofil had outstanding options to purchase 443,182 shares under the 1993 Envirofil Plan, which were assumed by the Company. No additional options may be issued under such plan.

Chambers had two plans under which stock options for the purchase of its Class A common stock could be granted: the 1993 Stock Incentive Plan (the "1993 Chambers Plan") and the 1991 Stock Option Plan for Non-Employee Directors (the "Chambers Directors' Plan"). The maximum number of shares of Chambers Class A common stock available for grant under the 1993 Chambers Plan in each calendar year was equal to one percent of the total number of outstanding shares of Chambers Class A common stock as of the beginning of the year plus any shares then reserved but not subject to grant under Chambers' terminated 1988 Stock Option Plan (the "1988 Chambers Plan"). Any unused shares available for grant in any calendar year were carried forward and available for award in succeeding calendar years. Under the terms of the 1993 Chambers Plan, options were granted at fair market value on the date of grant, but in no event were options granted at less than the stock's par value, with various vesting periods, and expire up to ten years from date of grant.

Under the Chambers Directors' Plan, options could be granted to purchase 150,000 shares of Chambers Class A common stock. The Chambers Directors' Plan stipulates that each person serving as a director and who was not employed by Chambers was automatically granted options for the purchase of 2,000 shares of Chambers Class A common stock on the third business day following each annual stockholders' meeting. In addition, each nonemployee director at the effective date of the plan was granted options to purchase 2,000 shares of Chambers Class A common stock for each year previously served on Chambers' Board of Directors. As a result of the merger, all unexpired and unexercised options under the 1993 Chambers Plan, the 1988 Chambers Plan, and the Chambers Directors' Plan converted to options to purchase shares of the Company's common stock, as adjusted, subject to the same terms and conditions as provided under the Chambers Plans. No additional options may be issued under such plans.

Western maintained three stock option plans ("Western Plans") which allowed key employees and directors of Western the right to purchase shares of its common stock. At December 31, 1995, options were available for future grants under only one of the plans, the 1992 Stock Option Plan ("1992 Western Plan"). The option could be designated as incentive or non- qualified in nature, at the discretion of the Compensation Committee of Western's Board of Directors, though only employees are eligible to receive incentive stock options. Western had reserved 2,000,000 shares under its Incentive Stock Option Plan (ISOP) and an additional 2,000,000 shares under its Non-Qualified Stock Option Plan. In addition, the 1992 Western Plan reserved 2,000,000 shares which were to be designated as either qualified or non-qualified. The Western Plans provided for the granting of options at a purchase price of at least 100% of the fair market value on the date the options were granted. Options were generally exercisable in installments beginning one year after the grant date. As a result of the Western Merger, all unexpired and unexercised options under the Western Plans converted to options to purchase shares of the Company's common stock, as adjusted, subject to the same terms and conditions as provided under the Western Plans. No additional options may be issued under such plans.

The following table summarizes share activity under all of the above stock option plans (in thousands):

                                                     Years Ended December 31,
                                                     ------------------------
                                                 1995         1994         1993
                                                ------       ------       ------
          Outstanding, beginning of year         6,671        6,062        4,744
          Granted                                3,054        1,409        1,993
          Exercised                               (324)        (573)        (561)

          Canceled                                 (96)        (227)        (114)
                                                 -----        -----        -----
          Outstanding, end of year               9,305        6,671        6,062
                                                 =====        =====        =====

The option prices of shares exercised during 1995, 1994, and 1993 were from $5.00 to $18.00 in 1995, from $2.50 to $14.67 in 1994, and $6.00 to $10.09 in
1993. As of December 31, 1995, options for the purchase of 4,856,000 shares of the Company's common stock were exercisable at prices ranging from $2.25 to $59.11 per share. The Company holds 138,810 shares of its common stock in treasury as of December 31, 1995 for future distribution upon exercise of options under the plans.

The Company has issued warrants expiring through 2002 for the purchase of shares of its common stock in connection with private placements of debt and equity securities, acquisitions of businesses, bank borrowings, reorganizations, and certain employment agreements. Transactions involving common stock warrants are summarized as follows:

                                                  Warrants         Exercise Price
                                                  --------         --------------
          Outstanding at January 1, 1993         1,822,232       $ 0.55  --  $17.50
          Issued                                   406,632       $ 1.25  --  $10.00
                                                 ---------

          Outstanding at December 31, 1993       2,228,864       $ 0.55  --  $17.50
          Issued                                   910,000       $10.00  --  $12.88
          Exercised                               (443,399)      $ 0.55  --  $ 8.80
                                                 ---------

          Outstanding at December 31, 1994       2,695,465       $ 1.25  --  $17.50
          Issued                                   230,000       $10.50  --  $15.00
          Exercised                               (958,048)      $ 1.25  --  $15.00
                                                 ---------

          Outstanding at December 31, 1995       1,967,417       $ 5.00  --  $17.50
                                                 =========

In 1993, Envirofil granted certain options and warrants with exercise prices that were less than the fair market value of Envirofil's common stock at the date of the grant or renegotiated the exercise price of warrants previously granted. Stock compensation expense has been recorded to the extent that the exercise prices of the vested options or warrants were less than the fair market value of Envirofil's common stock at the date of the granting of the options or warrants, or on the date the exercise price was reduced. As a result, stock compensation expense of $923,000 was recognized in the supplemental consolidated statement of operations included in unusual items for the year ended December 31, 1993, with a corresponding increase in additional paid-in capital.

8.  EMPLOYEE SAVINGS PLAN

Effective July 1, 1995, the Company established the USA Waste Services, Inc. Employee Savings Plan ("the Savings Plan"), a qualified defined contribution retirement plan covering employees (except those working subject to a collective bargaining agreement) 21 years of age or older who have completed one year of service, or were actively employed on the Savings Plan's commencement date. The Savings Plan allows eligible employees to defer receipt of up to 15% of their compensation and contribute such amounts to various investment funds. The Company matches 50% of the first 6% an employee contributes in the same manner as the participant's contribution. Both employee and Company contributions vest immediately. In 1995, the Company contributed approximately $218,000 and incurred approximately $25,000 in administrative fees.

Western has a qualified defined contribution plan which generally covers all full time salaried and clerical employees not represented by a bargaining agreement. Eligible employees are allowed to contribute up to 20% of their compensation and contribute such amounts to various investment funds. At its discretion, Western can match up to 50% of the amount contributed by employees. Western's contributions for 1995, 1994, and 1993, represented by issuance of Western common stock, were $698,000, $661,000, and $566,000, respectively.

9.  INCOME TAXES

The provision for income taxes consists of the following (in thousands):

                                              Years Ended December 31,
                                      --------------------------------------
                                        1995           1994           1993
                                      --------        -------        -------
         Current                      $ 17,300        $15,643        $14,785
         Deferred (credit)             (15,556)         1,967          1,327
                                      --------        -------        -------
                                      $  1,744        $17,610        $16,112
                                      ========        =======        =======


The difference between federal income taxes at the statutory rate and the provision for income taxes for the years presented above is as follows (in thousands):

                                                                              Years Ended December 31,
                                                                      --------------------------------------
                                                                        1995           1994           1993
                                                                      --------       --------       --------
         Income taxes (benefit) at federal statutory rate             $ 17,160       $(14,553)      $ 10,300
         Loss providing no current benefit                                  --         28,520             --
         Tax benefit of operating loss carryforwards                        --             --         (1,895)
         Prior year tax adjustment                                          --         (4,300)            --
         Nondeductible expenses                                          6,069          5,845            983
         State and local income taxes, net of federal
              income tax benefit                                         1,524          2,426          3,264
         Net change in valuation allowance                             (24,704)            --             --
         Other                                                           1,695           (328)         3,460
                                                                      --------       --------       --------
              Provision for income taxes                              $  1,744       $ 17,610       $ 16,112
                                                                      ========       ========       ========

Chambers' corporate tax returns for 1988 through 1992 are currently under examination by the Internal Revenue Service ("IRS"). The Company has reached tentative agreement with the IRS regarding the tax treatment of certain costs and expenses deducted for financial statement purposes in these open tax years. That agreement is subject to the approval of the Joint Committee on Taxation. Western's corporate tax returns for fiscal years 1991 through 1993 are currently under examination by the IRS. The IRS has proposed adjustments for these years, which the Company is vigorously protesting, which neither alone nor together would have a material effect on the Company's financial position or results of operations, when resolved. No USA Waste corporate tax returns are currently under examination by the IRS.

At December 31, 1995, the Company had approximately $234,000,000 of net operating loss ("NOL") carryforwards. Most of the NOL carryforwards will begin to expire in 2007. The use of the NOL carryforwards is subject to annual limitations of approximately $39,000,000 due to an ownership change subsequent to the Chambers' Merger within the meaning of Section 382 of the Internal Revenue Code. The prorated annual limitation for 1995 was approximately $9,200,000.

The components of the net deferred tax assets and liabilities are as follows (in thousands):

                                                                                 December 31,
                                                                      ------------------------------------
                                                                        1995         1994           1993
                                                                      --------     ---------      --------
         Deferred tax assets:
              Net operating loss carryforwards                         $97,160      $101,155       $81,603
              Litigation settlements                                    27,897        28,475         1,013
              Closure, post-closure, and other liabilities              21,562        19,678        15,235
              Self insurance                                             5,243         5,043         4,572
              Other (principally asset impairments and losses from
                   planned asset divestures)                            23,635        23,972        15,753
             Valuation allowance                                       (93,624)     (127,414)      (77,089)
                                                                      --------     ---------      --------

                    Deferred tax assets                                 81,873        50,909        41,087

         Deferred tax liabilities:
              Property, equipment, intangible assets, and other         64,490        50,504        38,715
                                                                      --------     ---------      --------

                    Net deferred tax assets                           $ 17,383     $     405      $  2,372
                                                                      ========     =========      ========

The valuation allowance for deferred tax assets decreased by $33,790,000 in 1995 due to changes in the Company's gross deferred tax assets and liabilities, including $9,086,000 of adjustments relating to an IRS examination, and the realization of a portion of the Company's net deferred tax asset. If the Company's current trend of profitability continues, additional net deferred tax assets of up to approximately $93,600,000 could be recognized in future periods. In 1994, the valuation allowance increased by $50,325,000 due to changes in the Company's gross deferred tax assets and liabilities.

A significant portion of the increase in the valuation allowance in 1994 relates to the accrual for the shareholder litigation settlement. The Claims Administrator of the Settlement Fund Escrow Account is expected to distribute the shareholder litigation settlement to the claimants in the third quarter of 1996. Such distribution would result in a portion of the charge in 1994 of $75,300,000 becoming deductible for tax purposes upon payment. However, the final determination of what portion of the settlement will qualify as deductible for tax purposes and what portion will be nondeductible has not been completed.

10. FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying values of cash, restricted funds held by trustees, trade accounts receivable, trade accounts payable, and financial instruments included in notes and other receivables and other assets approximate their fair values principally because of the short-term maturities of these instruments.

The fair values of the Company's debt maturing within one year, the revolving credit facility, and the term loan approximate the carrying values due to the nature of the instruments involved.

The fair value of the $125,000,000 interest rate swap approximates the carrying value due to the interest rate swap's relatively short maturity of three years and the differential between its fixed rate of 7.4% at December 31, 1995 compared to the related credit facility's variable rate of 7.31% at December 31, 1995.

The fair values of the industrial revenue bonds approximate the carrying values as the interest rates on the bonds are reset weekly based on the credit quality of the letters of credit which collateralize the bonds. The fair value of the related $24,000,000 interest rate swap approximates the carrying value due to the interest rate swap's relatively short remaining maturity of approximately four years and the differential between its fixed rate of 6.29% compared to the average interest rate of the related industrial revenue bonds of 4.40%.

In the normal course of business, the Company has letters of credit, performance bonds, and other guarantees that are not reflected in the accompanying supplemental consolidated balance sheets. In the past, no significant claims have been made against these financial instruments. Management believes that the likelihood of performance under these financial instruments is minimal and expects no material losses to occur in connection with these financial instruments.

11. UNUSUAL ITEMS

A summary of unusual items is as follows (in thousands):

                                                                             Years Ended December 31,
                                                                        ---------------------------------
                                                                           1995       1994         1993
                                                                        ---------    -------     --------
   Net gains on asset divestitures                                      $      --    $    --     $ (7,101)
   Provision for loss on asset divestitures and contractual
     commitments                                                            1,313      3,366        8,687
   Reversal of prior provisions for loss and costs on asset
     divestitures and contractual commitments                                  --     (3,565)      (6,636)
   Asset impairments and abandoned projects                                    --      8,237        4,929
   Stock compensation expense                                                  --         --          923
   Financing and professional fees                                            610         --           --
   Directors and officers insurance                                            --         --        1,555
   Corporate and regional restructurings                                    2,810        825          315
                                                                        ---------    -------     --------
         Total unusual items                                            $   4,733    $ 8,863     $  2,672
                                                                        =========    =======     ========

In 1992, Chambers became a defendant in shareholder litigation arising out of financial statement revisions (see Note 12) and, as a result of noncompliance with certain covenants of its various long-term borrowing agreements, commenced restructuring of its principal credit facilities and surety arrangements. Chambers also initiated a major restructuring of its operations which included a program to divest certain businesses that no longer met strategic and performance objectives, the abandonment of various development activities, and the reorganization of its corporate and regional operations. In 1995, 1994, and 1993, Chambers incurred substantial expenses related to these matters as discussed below.

In 1995, Chambers recorded charges of $2,810,000 of severance and other termination benefits paid to former Chambers employees in connection with its pre-merger reorganization, $1,313,000 of estimated future losses associated with the renegotiated Bergen County, New Jersey, municipal solid waste contract, and $610,000 of shareholder litigation settlement costs.

In 1994, Chambers recorded charges of $3,366,000 for losses on asset divestitures, including $1,114,000 to adjust a prior year estimate of the loss on divestiture of a hauling, recycling, and transfer station operation, and $2,252,000 related to the estimated future loss on a municipal contract. During that year, Chambers also reversed prior year provisions for losses on divestitures and contractual commitments of $3,565,000, including $2,000,000 previously recorded for losses expected to be incurred on a municipal contract with respect to which Chambers was able to negotiate an early termination and $1,053,000 of excess reserve related to the sale in 1994 of a recycling operation and certain real estate.

Chambers also recorded net charges of $8,237,000 for asset impairments and abandoned projects in 1994. That amount includes a charge of $6,978,000 made in the fourth quarter of 1994 to reduce the carrying value of Chambers' medical, special, and municipal waste incinerator facility to its estimated net realizable value. The amount of the charge was measured as the difference between the carrying value of long-term assets, principally property and equipment and intangible assets, and the estimated fair value of the assets based on the present value of future cash flows discounted at 12%. The adjustment was based on a review conducted in the fourth quarter of 1994 which determined there had been a permanent decline in the value of the facility based on the conclusion that Chambers could not recover its investment through future operations, given current and forecasted pricing, waste mix, and capacity trends as well as then recently proposed regulations with respect to medical waste incinerator facilities and general declines in the value of waste incinerator businesses. During 1994, Chambers also reached a favorable settlement of previously reported litigation related to certain contracts entered into with respect to its purchase of a landfill and its prior purchase of a waste collection and hauling company. The settlement amount is included as a credit to unusual items and includes receipt by Chambers of $1,200,000 in cash and the forgiveness of all remaining non-compete payments totaling $525,000 that were to have been paid by Chambers to various individuals in 1994, 1995, and 1996. The remaining charge of $2,984,000 results from changes in prior year estimates for certain asset impairments and abandoned projects. In addition, Chambers recorded a charge of $825,000 primarily relating to severance benefits paid to employees terminated as part of Chambers' continued reorganization. With the exception of the $1,200,000 litigation settlement received by Chambers and the $825,000 payment of severance benefits, there was no cash flow effect related to these unusual charges.

During 1993, Chambers sold certain businesses as part of its divestiture program, which resulted in a net gain of

$7,101,000. Chambers also recorded charges of $8,687,000 for losses on asset divestitures and contractual commitments including (i) $3,172,000 related to the municipal contract discussed above, (ii) $3,194,000 related to the recycling operation and real estate sold in 1994, and (iii) $2,140,000 related to a hauling, recycling, and transfer station held for sale. In addition, Chambers reversed prior year provisions of $6,636,000 for losses on divestitures for businesses that were subsequently retained.

In 1993, Chambers also recorded charges of $4,929,000, consisting of $2,028,000 for impaired assets and $2,901,000 for abandoned projects. Additionally, there were charges in 1993 of $1,555,000 for special directors and officers insurance premiums and $315,000 for severance benefits paid to employees terminated in connection with the corporate and regional restructuring.

12. SETTLEMENT OF SHAREHOLDER LITIGATION

In connection with the settlement of certain Chambers' shareholder litigation, Chambers accrued $85,300,000 for the cost of the settlements and $4,100,000 for other litigation related costs in 1994. Of that total, $79,400,000 was recorded as an expense and $10,000,000 to be paid from the proceeds of Chambers' directors and officers liability insurance policy was recorded as a current asset and is included in notes and other receivables at December 31, 1994. At December 31, 1994, $75,300,000 of the amount accrued for settlement payments was classified as a noncurrent liability based on the expectation that such amount would be funded by long-term financing in connection with the Chambers merger (see Note 2). The $10,000,000 of settlement payments funded by the proceeds of Chambers' directors and officers liability insurance policy and the $4,100,000 of other litigation related costs are included in current liabilities at December 31, 1994. The $5,500,000 charge in 1993 relates to legal and other costs associated with the shareholder litigation. All amounts were paid by December 31, 1995.

13. RELATED PARTY TRANSACTIONS

In 1994, the Company invested $400,000 in EDM Corporation ("EDM") in return for a 15% equity interest and agreed to provide a line of credit of up to $5,600,000 to EDM at an interest rate equal to the greater of 8 1/2% or the prime rate plus 2%. In connection with this investment, the Company had a right of first refusal to acquire any landfills, collection, or other operations that EDM wished to sell. On September 30, 1995, the Company acquired the balance of the equity interests in EDM in an acquisition accounted for as a purchase (see
Note 2). Under the terms of the acquisition agreement, the Company acquired the remaining equity interests in EDM in exchange for 108,375 shares of the Company's common stock and forgiveness of a $1,750,000 loan due from EDM. At the time of closing, EDM was renamed Modern Sanitation, Inc.

In connection with the acquisition of Envirofil in May 1994, Sanders Morris Mundy Inc. ("SMMI"), in its capacity as financial advisor to Envirofil, received a fee of $850,000. Prior to joining the Company, John E. Drury, Chief Executive Officer of the Company, was a Managing Director and shareholder of SMMI and remains a director. George L. Ball, a director of the Company, is Chairman of the Board and a director of SMMI. In 1992, the Company sold $49,000,000 of its 8 1/2% debentures due 2002 in a public offering underwritten by Dillon Read & Co., Inc. and SMMI. In connection with such offering, the Company paid the underwriters commissions aggregating $1,995,000. In 1995, the Company called the debentures and in connection with such call, entered into a Standby Agreement with SMMI pursuant to which SMMI received a fee of $200,000 and was reimbursed for the fees and disbursements of its counsel.

At December 31, 1994, Chambers' headquarters facility was leased from the principal stockholders of Chambers under a lease dated December 29, 1986 with an initial term expiring in October 2006 and a ten-year renewal option. The agreement provided for monthly lease payments (aggregating $531,000 during 1995) prior to the Company being released from the lease by assuming the related mortgage of $1,945,000 from the principal stockholders of Chambers in July 1995.

In August 1995 and pursuant to the terms of the Chambers merger, the Company exercised an option to purchase real estate from John G. Rangos, Sr., a principal stockholder of Chambers and a director of the Company, and Michael J. Peretto, a former director of Chambers, and certain members of his family. The real estate is adjacent to the Company's Monroeville landfill. The option to purchase the real estate was granted pursuant to agreements among the parties dated July 8, 1993. The total consideration paid by the Company for the real estate was $2,986,000, of which $2,103,000 was paid to John G. Rangos, Sr. and $883,000 was paid to Mr. Peretto and members of his family.

Pursuant to the terms of the Western Merger, the Company and the Shirvanian Family Investment Partnership (the "Partnership"), of which Kosti Shirvanian, a director of the Company, is a general partner, have agreed to the transfer to the Company the Partnership's interests in the land and improvements constituting a portion of a transfer station in Carson, California, in exchange for the issuance by the Company of up to 337,500 shares of Company common stock, which are currently held in an escrow account. The transfer is subject to the pending receipt of an independent appraisal of the land and improvements supporting such consideration.

14. COMMITMENTS AND CONTINGENCIES

Operating leases -- The Company has entered into certain noncancelable operating leases for vehicles, equipment, offices, and other facilities which expire through 2003. Lease expense aggregated $10,319,000, $15,064,000, and $21,320,000 during 1995, 1994, and 1993, respectively. Future minimum lease payments under operating leases in effect at December 31, 1995 are 1996 -- $5,136,000; 1997 -- $2,597,000; 1998 -- $1,429,000; 1999 -- $832,000; 2000 --
$655,000; and thereafter $2,175,000.

Environmental matters -- The Company is subject to extensive and evolving federal, state, and local environmental laws and regulations that have been enacted in response to technological advances and the public's increased concern over environmental issues. As a result of changing governmental attitudes in this area, management anticipates that the Company will continually modify or replace facilities and alter methods of operation. The majority of the expenditures necessary to comply with the environmental laws and regulations are made in the normal course of business. Although the Company, to the best of its knowledge, is in compliance in all material respects with the laws and regulations affecting its operations, there is no assurance that the Company will not have to expend substantial amounts for compliance in the future.

Litigation and investigation -- On or about March 8, 1993, an action was filed in the United States District Court for the Western District of Pennsylvania, captioned Option Resource Group, et al. v. Chambers Development Company, Inc., et al., Civil Action No. 93-354. This action was brought by a market maker in options in Chambers stock and two of its general partners and asserts federal securities law and common law claims alleging that Chambers, in publicly disseminated materials, intentionally or negligently misstated its earnings and that Chambers' officers and directors committed mismanagement and breach of fiduciary duties. These plaintiffs allege that, as a result of large amounts of put options traded on the Chicago Board of Options Exchange between March 13 and March 18, 1992, they engaged in offsetting transactions resulting in approximately $2,100,000 in losses. The plaintiffs in Option Resource Group had successfully requested exclusion from a now settled class action of consolidated suits instituted on similar claims ("Class Action") and Option Resource Group is continuing as a separate lawsuit. Discovery has been completed and a trial date of January 2, 1997 has been set. Plaintiffs filed a motion for summary judgment which is untimely under the court's case management procedures. The court has stayed responses to the motion for summary judgment. In response to discovery on damages, the plaintiffs reduced their damages claim to $433,000 in alleged losses, plus interest and attorneys' fees, for a total damage claim of $658,000, as of August 21, 1995. The Company intends to continue to vigorously defend against this action. Management of the Company believes the ultimate resolution of such complaint will not have a material adverse effect on the Company's financial position or results of operations.

On August 3, 1995, Frederick A. Moran and certain related persons and entities filed a lawsuit against Chambers Development Company, Inc., certain former officers and directors of Chambers, and Grant Thronton, LLP, in the United States District Court for the Southern District of New York under the caption Moran, et al. v. Chambers, et al., Civil Action No. 95-6034. Plaintiffs, who claim to represent approximately 484,000 shares of Chambers stock, requested exclusion from the settlement agreements which resulted in the resolution of the Class Action and assert that they have incurred losses attributable to shares purchased during the class period and certain additional losses by reason of alleged management misstatements during and after the class period. The claimed losses include damages to Mr. Moran's business and reputation. The Judicial Panel on Multidistrict Litigation has transferred this case to the United States District Court for the Western District of Pennsylvania. The Company has filed its answer to the complaint and intends to vigorously defend against these claims. The case is currently in discovery. Management of the Company believes the ultimate resolution of such complaint will not have a material adverse effect on the Company's financial position or results of operations.

On or about February 1, 1996, an action was filed in the Circuit Court of Cook County, Illinois, captioned Allabastro v. USA Waste Services, Inc., Action No. 96L01165. The case was subsequently removed to the United States District

Court for the Northern District of Illinois, Action No. 96-CV-1336. The plaintiff alleges to have entered into an oral agreement with the Company for brokerage services and is demanding a fee of $950,000 based on the alleged contract and on common law for acting as a broker/advisor to the Company in its 1993 purchase of an Indiana landfill and hauling operation from Chambers.
Based on the same facts, the plaintiff is also demanding an additional $36,250,000 fee in connection with the June 1995 merger of Chambers with the Company. The plaintiff is also seeking unspecified damages for acting as a management advisor to the Company in its procurement of a landfill renovation/operation contract in Charleston, West Virginia. Interest and other costs are also demanded. The case is in the early stages of discovery. The Company has filed its answer and intends to vigorously defend against this action, and management believes the ultimate resolution of this suit will not have a material adverse effect on the Company's financial position or results of operations.

Western was served on August 9, 1994, with a complaint filed by certain refuse haulers of San Bernardino County alleging that Western violated certain California Business and Professions Code Sections and also intentionally interfered with existing and prospective economic relations. The complaint alleges that Western does not hold a validly issued permit to operate within a certain geographic area in the County of San Bernardino and that Western has engaged in a course of conduct of predatory pricing. The complaint also alleges that Western has violated a San Bernardino County ordinance by engaging in discriminatory and non-uniform pricing of its refuse hauling services. In addition to the injunction, the complaint prays for three times the actual damages incurred by plaintiffs, punitive and exemplary damages in the amount to be proven at the time of trial, reasonable attorneys' fees, and costs of suit. The Company believes it has valid defenses to the allegations and intends to vigorously defend the suit. The Company has filed a cross-complaint against the plaintiffs for engaging in improper pricing activities.

In or about August 1994, a case was filed against Western in the United States District Court for the Western District of Arkansas. This is an action originally filed by seven landowners who live near a landfill operated by Western in Miller County, Arkansas. The landowners allege that Western unlawfully received hazardous waste and that the pollutants from the waste received by Western had contaminated their property or threatened to contaminate their property in the future. The landowners seek an unspecified amount of damages based on the contamination or threat of contamination. In addition, the landowners seek to recover damages based on the devaluation of their property due to the stigma of being located near a disposal site for hazardous waste and based upon their fear of developing adverse health effects. In July 1995, 135 additional plaintiffs intervened and asserted claims similar to those raised by the original plaintiffs. Western and the other defendants have denied that any unlawful disposal of waste took place at the landfill. In or about June 1995, a case of was filed by eight land owners who own property along a creek downstream from Western's Miller County landfill. Plaintiffs allege that their property has been contaminated by releases of hazardous substances from the landfill and other hazardous substance disposal sites operated by the other defendants. The Company believes it has valid defenses to the allegations and is vigorously defending the action.

In late December 1994, a lawsuit was filed in Los Angeles County Superior Court by 24 plaintiffs. Western is among 19 named defendants. The complaint asserts causes of action for nuisance and trespass seeking damages for personal injuries and property damage. The complaint alleges that Western owns a parcel of property, acquired from Cadillac Fairview/California located in Torrance, California. The complaint alleges that Montrose Chemical Corporation and others manufactured DDT on property at or adjacent to the property owned by Western. The plaintiffs further allege that contaminants from this property escaped to plaintiff's property, injured plaintiff, and damaged the value of plaintiff's property. On June 29, 1995, this case was removed to the United States District Court. Western has filed an answer denying any liability. The Company believes it has valid defenses to the allegations and intends to vigorously contest the case and is contemplating filing a cross-complaint once its investigation of the facts is completed.

On or about February 2, 1995, a complaint was filed in a taxpayer lawsuit.
The complaint does not name Western as a defendant. The plaintiffs allege that Riverside County and the other defendants, in connection with a contract with Western regarding the operation and management of the El Sobrante Landfill (the "Landfill") located within Riverside County (the "Agreement"), engaged in various improper actions, including the unlawful sale of public property, wasting public funds, and making an unconstitutional gift of public property and funds. The complaint seeks an order voiding the Agreement and an injunction ordering the defendants to pay to the County allegedly unlawful revenues earned from the Landfill, to cease further dumping at the Landfill of out-of-county waste, return of alleged windfall profits, and limiting dumping fees charged to incounty residents. The complaint also seeks general damages of $10,000,000, special and punitive damages, attorneys' fees, and costs. The Company believes the taxpayer suit is based upon erroneous assumptions and that there are valid defenses available to the County to each of the claims asserted in the complaint. The

Company has now filed a motion to intervene in the litigation and will thereafter become a party to the lawsuit.

The Company has reason to believe that Western, either alone or with others engaged in the solid waste industry, may be a subject of an investigation by the United States government relating to political corruption. The Company has not, however, been charged with any wrongdoing and does not know whether such an investigation is, in fact, ongoing. The Company has not been advised by the government that it is a target of any such investigation. Upon written inquiry under the Freedom of Information Act, Western was advised that there were no records of any such investigations.

The Company is a party to other litigation matters arising in the ordinary course of business. Management believes that the ultimate resolution of these matters will not have a material adverse impact on the Company's financial position and results of operations. In the normal course of its business and as a result of the extensive government regulation of the solid waste industry, the Company periodically may become subject to various judicial and administrative proceedings involving federal, state, or local agencies. To date, the Company has not been required to pay any material fine or had a judgment entered against it for violation of any environmental law. From time to time the Company also may be subjected to actions brought by citizen's groups in connection with the permitting of landfills or transfer stations, or alleging violations of the permits pursuant to which the Company operates. From time to time, the Company is also subject to claims for personal injury or property damage arising out of accidents involving its vehicles.

Insurance -- The Company carries a broad range of insurance coverages, which management considers prudent for the protection of the Company's assets and operations. Some of these coverages are subject to varying retentions of risk by the Company. The casualty coverages currently include $2,000,000 primary commercial general liability and $1,000,000 primary automobile liability supported by $100,000,000 in umbrella insurance protection. The property policy provides insurance coverage for all of the Company's real and personal property.

The Company maintains workers' compensation insurance in accordance with laws of the various states in which it has employees. The Company also currently has an environmental impairment liability ("EIL") insurance policy for certain of its landfills and transfer stations that provides coverage for property damages and/or bodily injuries to third parties caused by off-site pollution emanating from such landfills or transfer stations. This policy provides $5,000,000 of coverage per incident with a $10,000,000 aggregate limit. To date, the Company has not had any difficulty in obtaining insurance. However, if the Company in the future is unable to obtain adequate insurance, or decides to operate without insurance, a partially or completely uninsured claim against the Company, if successful and of sufficient magnitude, could have a material adverse effect upon the Company's business or its financial condition. Additionally, continued availability of casualty and EIL insurance with sufficient limits at acceptable terms is an important aspect of obtaining revenue-producing waste service contracts.

Employment agreements -- The Company has entered into employment agreements with certain of its officers. These employment agreements include provisions governing compensation and benefits to be paid upon termination of employment with the Company or certain changes in control of the Company. Under certain conditions, the agreements can be terminated by the Company or the officer. Upon termination of an agreement, the officer's compensation would continue at approximately 75% of his prior compensation for periods ranging from three to five years. During the three to five year period, the officer would be available to the Company on a part-time basis for consulting and also would not be permitted to engage in any activities in direct competition with the Company. If these officers were to be terminated without cause during 1996 or if certain officers elected to terminate their agreements, the aggregate annual compensation on a part-time basis would be approximately $2,032,000. If a change in control were to occur in 1996 and the officers were to elect to take the change in control payments, they would receive approximately $8,223,000. The Company has not recorded any accruals in the financial statements related to these employment agreements.

15. SELECTED QUARTERLY FINANCIAL DATA, UNAUDITED

The following table summarizes the unaudited consolidated quarterly results of operations for 1995 and 1994 (in thousands, except per share amounts):

                                                 First           Second            Third           Fourth
                                                Quarter          Quarter           Quarter         Quarter
                                                --------         -------          ---------        -------
Operating revenues
     1995                                       $168,880         $179,714          $189,715       $192,691
                                                ========         ========          ========       ========
     1994                                       $165,118         $181,185          $181,908       $176,954
                                                ========         ========          ========       ========

Income (loss) from operations
     1995                                       $ 21,231         $ (4,121)         $ 34,846       $ 36,120
                                                ========         ========          ========       ========
     1994                                       $ 18,416         $ 19,169          $ 24,695       $  9,610
                                                ========         ========          ========       ========

Net income (loss)
     1995                                       $  4,538         $(23,299)         $ 23,342       $ 42,762
                                                ========         ========          ========       ========
     1994                                       $  5,224         $  5,967          $(63,827)      $ (6,459)
                                                ========         ========          ========       ========

Income (loss) available to
    common shareholders
     1995                                       $  4,538         $(23,299)         $ 23,342       $ 42,762
                                                ========         ========          ========       ========
     1994                                       $  4,844         $  5,782          $(63,827)      $ (6,459)
                                                ========         ========          ========       ========

Earnings (loss) per
   common share
     1995                                       $    .06         $   (.31)         $    .30       $    .48
                                                ========         ========          ========       ========
     1994                                       $    .07         $    .08          $   (.87)      $   (.09)
                                                ========         ========          ========       ========

Earnings (loss) per common share calculations for each of the quarters is based on the weighted average number of shares outstanding for each period and the sum of the quarters may not necessarily be equal to the full year earnings
(loss) per common share amount.

Amounts presented for 1995 and 1994 are restated for the pooling of interests transactions discussed in Note 2, and are different from amounts originally reported due to the business combinations with Western and Chambers.

The results of operations for 1995 and 1994 include certain nonrecurring charges for merger costs, unusual items, and nonrecurring interest, as disclosed elsewhere herein. In 1995, the nonrecurring charges amounted to $4,206,000 and $36,594,000 in the first and second quarters, respectively. In 1994, the nonrecurring charges amounted $3,782,000, $74,100,000, and $15,417,000 in the second, third, and fourth quarters, respectively. In addition, the fourth quarter of 1995 includes a $15,600,000 deferred tax benefit from a reduction of the valuation allowance. Although the Company's net income in the third and fourth quarter of 1995 showed marked improvements over the first and second quarter, there can ben no assurance that this trend will continue.

16.  SUBSEQUENT EVENTS

Subsequent to December 31, 1995, the Company acquired 21 collection businesses, one landfill, one transfer station, and two recycling businesses for approximately $46,000,000 in cash and 113,224 shares of the Company's common stock under the purchase method of accounting. The pro forma effect of the acquisitions is not material to the Company's financial condition or result of operations.

On May 31, 1996, the Company consummated a merger accounted for as a pooling of interests, pursuant to which the Company issued 900,001 shares of its common stock in exchange for all outstanding shares of the acquired company. Periods presented herein were not restated to include the accounts and operations of the acquired company as combined results are not materially different from the results as presented.

In May 1996, the Company adopted the 1996 Stock Option Plan for Non-Employee Directors ("1996 Directors Plan") to offer its directors who are not officers, full-time employees, or consultants of the Company an annual grant of 10,000 options on each January 1. In accordance with the 1996 Directors Plan, options to purchase up to 400,000 shares of the Company's common stock may be granted, with five year vesting periods, and expiration dates ten years from the date of grant. Options may be granted at an exercise price which equals fair market value of the common stock on the date of grant.

On June 22, 1996, the Company entered into an Agreement and Plan of Merger to acquire Sanifill, Inc. ("Sanifill") through a merger transaction. The completion of the merger is subject to, among other conditions, approval of both companies' shareholders. It is anticipated that the merger will be completed in the Fall of 1996 and will be accounted for as a pooling of interests. The merger agreement provides that on the effective date of the merger, the Company will issue 1.70 shares of its common stock for each share of Sanifill's outstanding common stock. The merger is expected to increase the Company's outstanding shares of common stock by approximately 44,000,000 shares and the Company will assume Sanifill's options and warrants equivalent to 4,300,000 underlying shares of Company common stock.

                            USA WASTE SERVICES, INC.
               SUPPLEMENTAL CONDENSED CONSOLIDATED BALANCE SHEETS
               (In Thousands, Except Share and Par Value Amounts)
                                  (Unaudited)

                                                                    March 31,            December 31,
                                                                      1996                   1995
                                                                   ----------             ----------
ASSETS
Current assets:
  Cash and cash equivalents                                        $   29,919             $   18,223
  Accounts receivable, net                                             92,142                 90,427
  Notes and other receivables                                          13,133                 13,802
   Deferred income taxes                                               20,101                 20,101
  Prepaid expenses and other                                           34,626                 26,110
                                                                   ----------             ----------
     Total current assets                                             189,921                168,663

Notes and other receivables                                            17,208                 11,704
Property and equipment, net                                           830,115                799,512
Excess of cost over net assets of acquired
  businesses, net                                                     112,908                108,664
Other intangible assets, net                                           34,295                 34,127
Other assets                                                           78,543                 67,694
                                                                   ----------             ----------
   Total assets                                                    $1,262,990             $1,190,364
                                                                   ==========             ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                 $   42,136             $   40,333
  Accrued liabilities                                                  40,258                 48,618
  Deferred revenues                                                     6,508                  6,030
  Current maturities of long-term debt                                 46,269                 40,157
                                                                   ----------             ----------
   Total current liabilities                                          135,171                135,138

Long-term debt, less current maturities                               441,544                410,683
Closure, post-closure, and other liabilities                           88,483                 87,156
                                                                   ----------             ----------
   Total liabilities                                                  665,198                632,977
                                                                   ----------             ----------

Commitments and contingencies

Stockholders' equity:
  Preferred stock, $1.00 par value;
    10,000,000 shares authorized;
    none issued                                                            --                     --
  Common stock, $.01 par value;
    150,000,000 shares authorized; 89,596,873 and
    87,030,697 shares issued, respectively                                896                    870
  Additional paid-in capital                                          807,049                796,236
  Accumulated deficit                                                (207,999)              (237,900)
  Less treasury stock at cost, 144,975 shares and
        138,810 shares, respectively                                   (2,154)                (1,819)
                                                                   ----------             ----------
     Total stockholders' equity                                       597,792                557,387
                                                                   ----------             ----------
     Total liabilities and stockholders' equity                    $1,262,990             $1,190,364
                                                                   ==========             ==========


  The accompanying notes are an integral part of these supplemental condensed consolidated financial statements.

                            USA WASTE SERVICES, INC.
          SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In Thousands, Except Per Share Amounts)
                                  (Unaudited)


                                                           Three Months Ended
                                                                March 31,
                                                      ---------------------------
                                                          1996           1995
                                                        --------       --------
Operating revenues                                      $201,525       $168,880
                                                        --------       --------

Costs and expenses:
 Operating                                              118 ,101        101,450
 General and administrative                               24,743         26,163
 Depreciation and amortization                            21,874         19,343
 Unusual items                                                --            693
                                                        --------       --------
                                                         164,718        147,649
                                                        --------       --------

Income from operations                                    36,807         21,231
                                                        --------       --------

Other income (expense):
  Interest expense:
    Nonrecurring interest                                     --         (3,512)
    Other                                                 (6,765)        (9,687)
  Interest and other income, net                           2,288          2,322
                                                        --------       --------
                                                          (4,477)       (10,877)
                                                        --------       --------

Income before provision for income taxes                  32,330         10,354
Provision for income taxes                                 5,558          5,816
                                                        --------       --------
Net income                                              $ 26,772       $  4,538
                                                        ========       ========

Earnings per common share                               $   0.29       $   0.06
                                                        ========       ========

Weighted average number of common and
   common equivalent shares outstanding                   93,281         74,305
                                                        ========       ========





  The accompanying notes are an integral part of these supplemental condensed consolidated financial statements.

                            USA WASTE SERVICES, INC.
     SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                 (In Thousands)
                                  (Unaudited)


                                                                     Additional
                                               Preferred    Common     Paid-in    Accumulated   Treasury
                                                 Stock      Stock      Capital      Deficit      Stock
                                                 -----      -----      -------      -------      -----
Balance, December 31, 1995                      $    --      $ 870    $796,236     $(237,900)  $(1,819)

   Common stock options exercised                    --         --       3,917            --        --
   Common stock issued to qualified
       defined contribution plan                     --          3         268            --        --
   Common stock issued in acquisitions               --          1       1,160            --        --
   Common stock issued for Grand Central
     acquisition, accounted for as a
     pooling of interests                            --         21       4,087         3,129        --
   Common stock returned for
     acquisition settlement                          --         --          --            --      (751)
   Common stock issued for investment
     in company                                      --          1       1,588            --        --
   Common stock issued from treasury upon
     exercise of stock options                       --         --         (82)           --       219
   Common stock issued from treasury upon
     exercise of stock warrants                      --         --        (125)           --       197
   Net income                                        --         --          --        26,772        --
                                                -------      -----    --------     ---------   -------
Balance, March 31, 1996                         $    --      $ 896    $807,049     $(207,999)  $(2,154)
                                                =======      =====    ========     =========   =======





  The accompanying notes are an integral part of these supplemental condensed consolidated financial statements.

                            USA WASTE SERVICES, INC.
          SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)
                                  (Unaudited)

                                                                          Three Months Ended March 31,
                                                                         ------------------------------
                                                                           1996                  1995
                                                                         --------              --------
Cash flows from operating activities:
     Net cash provided by operating activities                           $ 27,451              $ 26,298
                                                                         --------              --------

Cash flows from investing activities:
  Acquisitions of businesses, net of cash acquired                         (8,610)                  --
  Capital expenditures                                                    (24,484)              (26,955)
  Loans and advances to others                                             (8,177)               (5,426)
  Collection of loans to others                                            1 ,158                   102
  Proceeds from sale of assets                                                923                 4,527
  Increase in restricted assets                                              (499)               (9,430)
  Other                                                                        --                  (384)
                                                                         --------              --------
      Net cash used in investing activities                               (39,689)              (37,566)
                                                                         --------              --------

Cash flows from financing activities:
  Proceeds from issuance of long-term debt                                 32,025                23,039
  Principal payments on long-term debt                                    (10,607)              (19,284)
  Proceeds from exercise of stock options                                   2,444                   240
  Proceeds from exercise of warrants                                           72                   517
                                                                         --------              --------
      Net cash provided by financing activities                            23,934                 4,512
                                                                         --------              --------
Increase (decrease) in cash and cash equivalents                           11,696                (6,756)
Cash and cash equivalents at beginning of period                           18,223                36,645
                                                                         --------              --------
Cash and cash equivalents at end of period                               $ 29,919              $ 29,889
                                                                         ========              ========





  The accompanying notes are an integral part of these supplemental condensed consolidated financial statements.

The supplemental condensed consolidated balance sheets of USA Waste Services, Inc. and subsidiaries (the "Company") as of March 31, 1996 and December 31, 1995, the related supplemental condensed consolidated statements of operations for the three months ended March 31, 1996 and 1995, the supplemental condensed consolidated statement of stockholders' equity for the three months ended March 31, 1996, and the supplemental condensed consolidated statements of cash flows for the three months ended March 31, 1996 and 1995 are unaudited. In the opinion of management, such financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of financial position, results of operations, and cash flows for the periods presented. The Company has restated the previously issued financial statements for the three months ended March 31, 1996 to reflect the acquisitions of Western Waste Industries ("Western") and Grand Central consummated on May 7, 1996 and May 15, 1996, respectively, both accounted for using the pooling of interests method of accounting. The Company has also restated the previously issued financial statements for the three months ended March 31, 1995 to reflect the acquisition of Western. Periods prior to 1996 were not restated to reflect the acquisition of Grand Central as combined results are not materially different from results as presented.

1.  BUSINESS COMBINATIONS

On May 7, 1996, the Company consummated an Agreement and Plan of Merger (the "Merger Agreement") to acquire Western through a merger transaction ("Western Merger") accounted for as a pooling of interests and, accordingly, the accompanying financial information has been restated to include the accounts and operations of Western for all periods presented. Under the terms of the Merger Agreement, the Company issued 1.50 shares of its common stock for each share of Western outstanding common stock. Prior to the Western Merger, the Company owned approximately 4.1% of Western's outstanding shares (634,900 common shares), which were canceled on the Western Merger's effective date. The Western Merger increased the Company's outstanding shares of common stock by approximately 23,100,000 shares and the Company assumed options under Western's stock option plans equivalent to approximately 5,200,000 underlying Company shares of common stock.

On May 15, 1996, the Company consummated a merger agreement with Grand Central, accounted for as a pooling of interests, pursuant to which the Company issued 2,067,605 shares of its common stock in exchange for all outstanding shares of Grand Central.

Combined and separate results of operations of the Company prior to consummation of the mergers ("USA Waste"), Western, and Grand Central for the restated periods are as follows (in thousands):

                                                                           Grand
                                              USA Waste     Western       Central    Adjustments       Combined
                                              ---------     -------       -------    -----------       --------
Three months ended March 31, 1996 (unaudited):
   Operating revenues                         $124,629       $ 68,441      $8,455          $  --       $201,525
   Net income                                   20,516          4,703       1,538             15(a)      26,772
Three months ended March 31, 1995 (unaudited):
   Operating revenues                         $101,242        $67,638          --          $  --       $168,880
   Net income                                      184          4,339          --             15(a)       4,538

         (a) In February 1992, USA Waste acquired a 55% interest in a hauling company from a third party in which Western owned the remaining 45%. In March 1993, USA Waste acquired the remaining 45% interest in the hauling company from Western. The combined financial information reflects the combined company's 100% ownership of the acquired hauling company as of February 1992. Western's earnings in minority interest from February 1992 through March 1993 and the gain on sale to USA Waste of $2,829,000 have been eliminated. The excess of cost over net assets of acquired businesses, net of accumulated amortization, recorded by USA Waste in February 1992, has also been eliminated.

During the three months ended March 31, 1996, the Company acquired 13 collection businesses for approximately $12,246,000 in cash and 64,624 shares of the Company's common stock. These acquisitions were accounted for under the purchase method of accounting and the pro forma effect of the acquisitions is not material to the Company's financial position or results of operations.

On June 22, 1996, the Company entered into an Agreement and Plan of Merger to acquire Sanifill, Inc. ("Sanifill") through a merger transaction. The completion of the merger is subject to, among other conditions, approval of both companies' shareholders. It is anticipated that the merger will be completed in the Fall of 1996 and will be accounted for as a pooling of interests. The merger agreement provides that on the effective date of the merger, the Company will issue 1.70 shares of its common stock for each share of Sanifill's outstanding common stock. The merger is expected to increase the Company's outstanding shares of common stock by approximately 44,000,000 shares and the Company will assume Sanifill's options and warrants equivalent to 4,300,000 underlying shares of Company common stock.

2.  LONG-TERM DEBT

Long-term debt consists of the following (in thousands):

                                                       March 31,         December 31,
                                                         1996               1995
                                                      ----------         ------------
         Credit facility:
             Revolving credit facility                 $ 83,613            $ 51,613
             Term loan facility                         209,228             215,835
             Western credit facility                     41,000              41,000
          Industrial revenue bonds                      113,591             115,421
          Other                                          40,381              26,971
                                                       --------            --------
                                                        487,813             450,840
         Less current maturities                         46,269              40,157
                                                       --------            --------
                                                       $441,544            $410,683
                                                       ========            ========

On May 7, 1996, in connection with the acquisition of Western, the Company replaced its existing credit facility with a $750,000,000 senior revolving credit facility ("Credit Facility") and retired amounts outstanding under Western's credit facility. The Credit Facility was used to refinance existing bank loans and letters of credit and will be used to fund additional acquisitions and working capital. The Credit Facility is available for standby letters of credit of up to $300,000,000. Loans under the Credit Facility bear interest at a rate based on the Eurodollar rate plus a spread not to exceed 0.75% per annum (spread initially set at 0.405% per annum). The Credit Facility requires a facility fee not to exceed 0.375% per annum on the entire available credit facility (facility fee initially set at 0.22% per annum). The Company's liquidity will be enhanced by the Credit Facility as the financial covenants are less restrictive and principal reductions are not required for a three-year period.

3.  INCOME TAXES

The difference in federal income taxes at the statutory rate and the provision for income taxes for the three months ended March 31, 1996, is primarily due to the net change in the valuation allowance. The valuation allowance for deferred tax assets had a net decrease of $5,814,000 in the first quarter of 1996 due to changes in the Company's gross deferred tax assets and liabilities and the realization of a portion of the Company's net deferred tax asset for which a reserve had been provided at December 31, 1995. Future taxable income was projected utilizing annualized first quarter taxable income. If the Company's current trend of profitability continues, additional net deferred tax assets of up to approximately $87,800,000 could be recognized in future periods.

4.  COMMITMENTS AND CONTINGENCIES

Environmental matters -- The Company is subject to extensive and evolving federal, state, and local environmental laws and regulations that have been enacted in response to technological advances and the public's increased concern over environmental issues. As a result of changing governmental attitudes in this area, management anticipates that the Company will continually modify or replace facilities and alter methods of operation. The majority of the expenditures necessary to comply with the environmental laws and regulations are made in the normal course of business. Although the Company, to the best of its knowledge, is in compliance in all material respects with the laws and regulations affecting its operations, there is no assurance that the Company will not have to expend substantial amounts for compliance in the future.

Litigation and investigation -- On or about March 8, 1993, an action was filed in the United States District Court for the Western District of Pennsylvania, captioned Option Resource Group, et al. v. Chambers Development Company, Inc., et al., Civil Action No. 93-354. This action was brought by a market maker in options in Chambers stock and two of its general partners and asserts federal securities law and common law claims alleging that Chambers, in publicly disseminated materials, intentionally or negligently misstated its earnings and that Chambers' officers and directors committed mismanagement and breach of fiduciary duties. These plaintiffs allege that, as a result of large amounts of put options traded on the Chicago Board of Options Exchange between March 13 and March 18, 1992, they engaged in offsetting transactions resulting in approximately $2,100,000 in losses. The plaintiffs in Option Resource Group had successfully requested exclusion from a now settled class action of consolidated suits instituted on similar claims ("Class Action") and Option Resource Group is continuing as a separate lawsuit. Discovery has been completed and a trial date of January 2, 1997 has been set. Plaintiffs filed a motion for summary judgment which is untimely under the court's case management procedures. The court has stayed responses to the motion for summary judgment. In response to discovery on damages, the plaintiffs reduced their damages claim to $433,000 in alleged losses, plus interest and attorneys' fees, for a total damage claim of $658,000, as of August 21, 1995. The Company intends to
continue to vigorously defend against this action.    Management of the Company
believes the ultimate resolution of such complaint will not have a material adverse effect on the Company's financial position or results of operations.

On August 3, 1995, Frederick A. Moran and certain related persons and entities filed a lawsuit against Chambers Development Company, Inc., certain former officers and directors of Chambers, and Grant Thronton, LLP, in the United States District Court for the Southern District of New York under the caption Moran, et al. v. Chambers, et al., Civil Action No. 95-6034. Plaintiffs, who claim to represent approximately 484,000 shares of Chambers stock, requested exclusion from the settlement agreements which resulted in the resolution of the Class Action and assert that they have incurred losses attributable to shares purchased during the class period and certain additional losses by reason of alleged management misstatements during and after the class period. The claimed losses include damages to Mr. Moran's business and reputation. The Judicial Panel on Multidistrict Litigation has transferred this case to the United States District Court for the Western District of Pennsylvania. The Company has filed its answer to the complaint and intends to vigorously defend against these claims. The case is currently in discovery. Management of the Company believes the ultimate resolution of such complaint will not have a material adverse effect on the Company's financial position or results of operations.

On or about February 1, 1996, an action was filed in the Circuit Court of Cook County, Illinois, captioned Allabastro v. USA Waste Services, Inc., Action No. 96L01165. The case was subsequently removed to the United States District Court for the Northern District of Illinois, Action No. 96-CV-1336. The plaintiff alleges to have entered into an oral agreement with the Company for brokerage services and is demanding a fee of $950,000 based on the alleged contract and on common law for acting as a broker/advisor to the Company in its 1993 purchase of an Indiana landfill and hauling operation from Chambers.
Based on the same facts, the plaintiff is also demanding an additional $36,250,000 fee in connection with the June 1995 merger of Chambers with the Company. The plaintiff is also seeking unspecified damages for acting as a management advisor to the Company in its procurement of a landfill renovation/operation contract in Charleston, West Virginia. Interest and other costs are also demanded. The case is in the early stages of discovery. The Company has filed its answer and intends to vigorously defend against this action, and management believes the ultimate resolution of this suit will not have a material adverse effect on the Company's financial position or results of operations.

Western was served on August 9, 1994, with a complaint filed by certain refuse haulers of San Bernardino County alleging that Western violated certain California Business and Professions Code Sections and also intentionally interfered with existing and prospective economic relations. The complaint alleges that Western does not hold a validly issued permit to operate within a certain geographic area in the County of San Bernardino and that Western has engaged in a course of conduct of predatory pricing. The complaint also alleges that Western has violated a San Bernardino County ordinance by engaging in discriminatory and non-uniform pricing of its refuse hauling services. In addition to the injunction, the complaint prays for three times the actual damages incurred by plaintiffs, punitive and exemplary damages in the amount to be proven at the time of trial, reasonable attorneys' fees, and costs of suit. The Company believes it has valid defenses to the allegations and intends to vigorously defend the suit. The Company has filed a cross-complaint against the plaintiffs for engaging in improper pricing activities.

In or about August 1994, a case was filed against Western in the United States District Court for the Western District of Arkansas. This is an action originally filed by seven landowners who live near a landfill operated by Western in Miller County, Arkansas. The landowners allege that Western unlawfully received hazardous waste and that the pollutants from the waste received by Western had contaminated their property or threatened to contaminate their property in the future. The landowners seek an unspecified amount of damages based on the contamination or threat of contamination. In addition, the landowners seek to recover damages based on the devaluation of their property due to the stigma of being located near a disposal site for hazardous waste and based upon their fear of developing adverse health effects. In July 1995, 135 additional plaintiffs intervened and asserted claims similar to those raised by the original plaintiffs. Western and the other defendants have denied that any unlawful disposal of waste took place at the landfill. In or about June 1995, a case of was filed by eight land owners who own property along a creek downstream from Western's Miller County landfill. Plaintiffs allege that their property has been contaminated by releases of hazardous substances from the landfill and other hazardous substance disposal sites operated by the other defendants. The Company believes it has valid defenses to the allegations and is vigorously defending the action.

In late December 1994, a lawsuit was filed in Los Angeles County Superior Court by 24 plaintiffs. Western is among 19 named defendants. The complaint asserts causes of action for nuisance and trespass seeking damages for personal injuries and property damage. The complaint alleges that Western owns a parcel of property, acquired from Cadillac Fairview/California located in Torrance, California. The complaint alleges that Montrose Chemical Corporation and others manufactured DDT on property at or adjacent to the property owned by Western. The plaintiffs further allege that contaminants from this property escaped to plaintiff's property, injured plaintiff, and damaged the value of plaintiff's property. On June 29, 1995, this case was removed to the United States District Court. Western has filed an answer denying any liability. The Company believes it has valid defenses to the allegations and intends to vigorously contest the case and is contemplating filing a cross-complaint once its investigation of the facts is completed.

On or about February 2, 1995, a complaint was filed in a taxpayer lawsuit.
The complaint does not name Western as a defendant. The plaintiffs allege that the Riverside County and the other defendants, in connection with a contract with Western regarding the operation and management of the El Sobrante Landfill (the "Landfill") located within the Riverside County (the "Agreement"), engaged in various improper actions, including the unlawful sale of public property, wasting public funds, and making an unconstitutional gift of public property and funds. The complaint seeks an order voiding the Agreement and an injunction ordering the defendants to pay to the County allegedly unlawful revenues earned from the Landfill, to cease further dumping at the Landfill of out-of-county waste, return of alleged windfall profits, and limiting dumping fees charged to incounty residents. The complaint also seeks general damages of $10,000,000, special and punitive damages, attorneys' fees, and costs. The Company believes the taxpayer suit is based upon erroneous assumptions and that there are valid defenses available to the County to each of the claims asserted in the complaint. The Company has now filed a motion to intervene in the litigation and will thereafter become a party to the lawsuit.

The Company has reason to believe that Western, either alone or with others engaged in the solid waste industry, may be a subject of an investigation by the United States government relating to political corruption. The Company has not, however, been charged with any wrongdoing and does not know whether such an investigation is, in fact, ongoing. Western has not been advised by the government that it is a target of any such investigation. Upon written inquiry under the Freedom of Information Act, Western was advised that there were no records of any such investigations.

The Company is a party to various other litigation matters arising in the ordinary course of business. Management believes that the ultimate resolution of these matters will not have a material adverse impact on the Company's financial position and results of operations. In the normal course of its business and as a result of the extensive government regulation of the solid waste industry, the Company periodically may become subject to various judicial and administrative proceedings involving federal, state, or local agencies. To date, the Company has not been required to pay any material fine or had a judgment entered against it for violation of any environmental law. From time to time the Company also may be subjected to actions brought by citizen's groups in connection with the permitting of landfills or transfer stations, or alleging violations of the permits pursuant to which the Company operates. From time to time, the Company is also subject to claims for personal injury or property damage arising out of accidents involving its vehicles.

Insurance -- The Company carries a broad range of insurance coverages, which management considers prudent for the protection of the Company's assets and operations. Some of these coverages are subject to varying retentions of risk by the Company. The casualty coverages currently include $2,000,000 primary commercial general liability and $1,000,000 primary automobile liability supported by $100,000,000 in umbrella insurance protection. The property policy provides insurance coverage for all of the Company's real and personal property.

The Company maintains workers' compensation insurance in accordance with laws of the various states in which it has employees. The Company also currently has an environmental impairment liability ("EIL") insurance policy for certain of its landfills and transfer stations that provides coverage for property damages and/or bodily injuries to third parties caused by off-site pollution emanating from such landfills or transfer stations. This policy provides $5,000,000 of coverage per incident with a $10,000,000 aggregate limit. To date, the Company has not had any difficulty in obtaining insurance. However, if the Company in the future is unable to obtain adequate insurance, or decides to operate without insurance, a partially or completely uninsured claim against the Company, if successful and of sufficient magnitude, could have a material adverse effect upon the Company's business or its financial condition. Additionally, continued availability of casualty and EIL insurance with sufficient limits at acceptable terms is an important aspect of obtaining revenue-producing waste service contracts.

Employment agreements -- The Company has entered into employment agreements with certain of its officers. These employment agreements include provisions governing compensation and benefits to be paid upon termination of employment with the Company or certain changes in control of the Company. Under certain conditions, the agreements can be terminated by the Company or the officer. Upon termination of an agreement, the officer's compensation would continue at approximately 75% of his prior compensation for periods ranging from three to five years. During the three to five year period, the officer would be available to the Company on a part-time basis for consulting and also would not be permitted to engage in any activities in direct competition with the Company. If these officers were to be terminated without cause during 1996 or if certain officers elected to terminate their agreements, the aggregate annual compensation on a part-time basis would be approximately $2,032,000. If a change in control were to occur in 1996 and the officers were to elect to take the change in control payments, they would receive approximately $8,223,000.
As of March 31, 1996, the Company has not recorded any accruals in the financial statements related to these employment agreements.

                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereto duly authorized.

                                                USA WASTE SERVICES, INC.



                                                By:  /s/ BRUCE E. SNYDER
                                                    ----------------------
                                                    BRUCE E. SNYDER
                                                    Vice President - Controller
                                                    Chief Accounting Officer